Exhibit 10.1

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (this “Agreement”), dated as of            , 2016 (the “Effective Date”), by and between AdvanSix Inc., a Delaware corporation (“AdvanSix”), on behalf of itself and the other members of the AdvanSix Group, and Honeywell International Inc., a Delaware corporation (“Honeywell”), on behalf of itself and the other members of the Honeywell Group. AdvanSix and Honeywell shall collectively be referred to as the “Parties,” and each individually a “Party.” Each Party or any member of its Group providing services or occupancy rights hereunder shall be a “Provider,” and each Party or any member of its Group receiving services or occupancy rights hereunder shall be a “Recipient.” The term the “Business” as used herein shall mean either the AdvanSix Business or the Honeywell Business, as applicable. Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed to such terms in the Separation Agreement (as defined below).

WHEREAS, in connection with the contemplated Spin-Off of AdvanSix and concurrently with the execution of this Agreement, Honeywell and AdvanSix are entering into a Separation and Distribution Agreement (the “Separation Agreement”);

WHEREAS, following the Spin-Off, each Party desires to provide to the other, and to receive from the other, certain services, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

SERVICES

SECTION 1.01. Services to be Provided to the AdvanSix Group.

(a) In General.

(i) Commencing immediately after the Distribution, and in accordance with the terms and conditions of this Agreement, Honeywell shall provide, or shall cause the applicable members of the Honeywell Group to provide, to AdvanSix or the applicable members of the AdvanSix Group in connection with

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the conduct of the AdvanSix Business the services described on Schedule A hereto (the “AdvanSix Services”).

(ii) Honeywell may, in its sole discretion and without any written notice to AdvanSix engage, or cause the applicable members of the Honeywell Group to engage, one or more parties (including any third parties) to provide some or all of the AdvanSix Services; provided that (x) Honeywell shall be responsible for the performance or non-performance of any such parties and (y) such parties agree in writing to be bound by confidentiality provisions at least as restrictive to them as the terms of Section 6.01 of this Agreement.

(iii) Commencing immediately after the Distribution, and in accordance with the terms and conditions of this Agreement, Honeywell shall, and shall cause the applicable members of the Honeywell Group to, pay, perform, discharge and satisfy, as and when due, its and their respective obligations as Recipients under this Agreement.

SECTION 1.02. Services to be Provided to the Honeywell Group.

(a) In General.

(i) Commencing immediately after the Distribution, and in accordance with the terms and conditions of this Agreement, AdvanSix shall provide, or shall cause the applicable members of the AdvanSix Group to provide, to Honeywell or the applicable members of the Honeywell Group in connection with the conduct of the Honeywell Business the services described on Schedule B hereto (the “Honeywell Services” and, together with the AdvanSix Services, the “Services”).

(ii) AdvanSix may, in its sole discretion and without any written notice to Honeywell engage, or cause the applicable members of the AdvanSix Group to engage, one or more parties (including any Affiliates of the AdvanSix Group or any third parties) to provide some or all of the Honeywell Services; provided, that (x) AdvanSix shall be responsible for the performance or non-performance of any such parties and (y) such parties agree in writing to be bound by confidentiality provisions at least as restrictive to it as the terms of Section 6.01 of this Agreement.

(iii) Commencing immediately after the Distribution, and in accordance with the terms and conditions of this Agreement, AdvanSix shall, and shall cause the applicable members of the AdvanSix Group to, pay, perform, discharge and satisfy, as and when due, its and their respective obligations as Recipients under this Agreement.

SECTION 1.03. Service Coordinators. Honeywell and AdvanSix shall each nominate a representative to act as the primary contact person with respect to the performance of the Services (each, a “Service Coordinator”). Unless otherwise agreed upon by the Parties, all communications relating to this Agreement and to the Services

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provided hereunder shall be directed to the Service Coordinators. On or prior to the Distribution Date, each Party shall provide to the other Party the name and relevant contact information for each respective Party’s initial Service Coordinators. Either Party may replace its Service Coordinator at any time by providing notice in accordance with Section 11.01 of this Agreement. The Service Coordinators will consult and coordinate with each other on a regular basis and no less frequently than monthly during the term of this Agreement.

SECTION 1.04. Standard of Performance. (a) Each Provider shall (and shall cause any party performing the Services on its behalf to) (i) perform its Services in compliance with applicable Law and (ii) use commercially reasonable efforts, skill and judgment in providing its Services hereunder, in a manner consistent with past practice up to one year prior to the Distribution Date (the standards identified in the preceding subclauses (i) and (ii), collectively the “Service Standards”). If the Provider has not provided such Services (or substantially similar services) during the one year prior to the Distribution Date, then the Services shall be performed in a competent and professional manner consistent with industry standards. The Services shall be used solely for the operation of the applicable Business for substantially the same purpose as used by the applicable Recipient immediately prior to the Distribution Date.

(b) Subject to Section 3.04, in the event of a material failure (the “Material Failure”) of a Provider to perform any of its Services in accordance with the Service Standards, the applicable Recipient will provide the Provider with written notice of such Material Failure, and the Provider will use commercially reasonable efforts to remedy such failure as soon as reasonably possible from the date of such notice. Without prejudice to the foregoing, if the Provider is not able to remedy a Material Failure within thirty (30) days of its receipt of written notice that a Material Failure has occurred, the dispute resolution procedures set forth in Section 11.10(a) will apply; provided, however, that in the event that the Executive Committee (as such term is defined in Section 11.10(a)) is unable to resolve the Dispute in accordance with Section 11.10(a), then the Recipient may obtain replacement services and the Provider shall pay the reasonable out-of-pocket cost of any such replacement services, less the amount the Recipient would have paid pursuant to this Agreement for such Services if performed by the Provider. If the Recipient chooses to obtain the replacement services, (i) the Recipient may terminate the affected Services upon notice and the Provider will no longer provide such Services to the Recipient, or (ii) after the Provider remedies the Material Failure, the Recipient may request that the Provider resume providing the affected Services.

SECTION 1.05. Cooperation. (a) Each Party and its Service Providers shall, and shall use commercially reasonable efforts to cause any party performing the Services on their behalf to, cooperate with the other Party and the other members of its Group in all matters relating to the provision and receipt of the Services and to minimize the expense, distraction and disturbance to the other Party’s business, and shall perform all obligations hereunder in good faith and in accordance with principles of fair dealing.

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(b) Each Party and its Recipients will use commercially reasonable efforts to provide information and documentation reasonably required by each Provider to perform the Services, as applicable, in the manner they were provided in the ordinary course prior to the Distribution Date, and will use commercially reasonable efforts to make available, as reasonably requested by each Provider, sufficient resources and timely decisions, approvals and acceptances in order that each Provider may perform its obligations under the Agreement in a timely and efficient manner.

(c) Each Party and its Service Providers shall follow, and shall use commercially reasonable efforts to cause any party performing the services on their behalf to follow, the policies, procedures and practices, including all environmental policies, of the other Party and its Recipients applicable to the Services that are in effect as of the Distribution Date and of which such Party has been reasonably informed.

(d) A failure of any Recipient to act in accordance with this Section 1.05 that prevents any Provider from providing a Service hereunder shall relieve such Provider of its obligation to provide such Service until such time as the failure has been cured; provided, that such Provider has previously notified such Recipient in writing of such failure. Notwithstanding the foregoing, neither Party shall have any obligation to purchase, upgrade, enhance or otherwise modify any computer hardware, software or network environment currently used by such Party in connection with its Business, or to provide any support or maintenance services for any computer hardware, software or network environment that has been upgraded, enhanced or otherwise modified from the computer hardware, software or network environments that are currently used by such Party in connection with its Business.

(e) To the extent that any third-party proprietor of information or software to be disclosed or made available to any Recipient in connection with performance of the Services hereunder requires a specific form of non-disclosure agreement as a condition of its consent to use of the same for the benefit of the Recipient or to permit the Recipient access to such information or software, the Recipient will, as a condition to the receipt of such portion of the Services, execute (and will cause its employees and Affiliates to execute, if required) any such form.

(f) Within the first 45 days following the Distribution Date, the Parties may agree to include within the scope of this Agreement other services that have historically been provided to the AdvanSix Business by the Honeywell Group or the Honeywell Business by the AdvanSix Group, as applicable, in each case that are within the same functional categories as those listed on the Schedules (such services, the “Other Services”). If a Party identifies an Other Service it desires to use, it shall notify the other Party and the Parties shall discuss in good faith the terms under which such Other Services may be provided to the applicable Business by the relevant Group. If the Parties agree to include any Other Service within the scope of this Agreement, such Other Service shall be added to the relevant Schedule and shall be deemed to be a “Service” for all purposes hereunder, and the applicable Provider shall provide it pursuant to the terms of this Agreement. The charges for the Other Service will be determined on a basis consistent

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with the methodology for determining the charges for other Services as provided in Section 4.01 of this Agreement.

SECTION 1.06. Migration Projects. Subject to Section 10.01(b), prior to the end of the applicable Term, each Provider will provide the Recipient, upon written request (the “Project Work Request”), with such reasonable support as may be necessary to migrate the Services to the Recipient’s internal organization or to a third party provider (the “Project Work”), including without limitation exporting and providing (subject to applicable Law) all relevant data and information of the applicable Recipient from the systems of the applicable Provider or any party performing the Services on its behalf; provided, however, for avoidance of doubt, that the Recipient shall bear any portion of the cost of Project Work associated with the setup of such Recipient’s data warehousing infrastructure or hosting environment. After the Provider receives the Project Work Request, the Parties shall meet to discuss and agree on the scope and cost of the Project Work, taking into consideration the Provider’s then-available resources. Where required for migrating the Services, Recipient’s Personnel will be granted reasonable access to the respective facilities of the Provider during normal business hours. Project Work may be out-sourced to external service partners (including those involving conversion programs or other programming, or extraordinary management supervision and/or coordination); provided that the Provider shall be responsible for the performance or non-performance of such partners. Each Party shall pay its internal and third party costs incurred in connection with all Project Work performed by such Party’s Personnel; provided that the Recipient shall bear the costs of all third party providers engaged in completing a Project Work.

SECTION 1.07. The Parties acknowledge that any Provider may make changes from time to time in the manner of performing Services if the Provider is making similar changes in performing the same or substantially similar Services for itself or other members of its Group; provided, however, that, unless expressly contemplated in Schedule A or Schedule B hereto, such changes shall not affect the Fees for such Service payable by the Recipient under this Agreement or decrease the manner, scope, time frame, nature or quality or level of the Services provided to the Recipient, except upon prior written approval of the Recipient.

SECTION 1.08. No Provider shall be authorized by, or shall have any responsibility under, this Agreement to manage the affairs of the business of any Recipient.

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ARTICLE II

REAL ESTATE

SECTION 2.01. Occupancy Rights. Each Provider set forth on Schedule E, with respect to the location set forth on such Schedule opposite such Provider’s name (each, a “Shared Real Property”), hereby grants to the Recipient set forth on such Schedule opposite such Shared Real Property, a limited license for reasonable use and access to the space utilized by such Recipient or any member of its Group in the conduct of the Recipient’s Business as of the Distribution Date, for the sole purpose of transitioning the Recipient’s Business and in accordance with the terms, covenants and conditions of this Article II. The Recipient’s right to use and access the applicable Shared Real Property shall be consistent with the use and access afforded to the Recipient’s Business as of the Distribution Date. The Recipient’s use shall include the right to use the fixtures, improvements and furnishings located within the Shared Real Property consistent with such use as of the Distribution Date.

SECTION 2.02. Use. The Recipient shall use the applicable Shared Real Property (and the furnishings contained therein) for the same purposes as such Shared Real Property is utilized as of the Distribution Date and for no other purpose. The Shared Real Property may be occupied only by the Personnel of the applicable Recipient reasonably required in furtherance of the activities of the Recipient’s Business or the other purposes set forth in this Agreement. The Recipient shall be responsible for pickup and delivery of goods at any common shipping dock at any Shared Real Property, and any shipments shall include proper labeling to distinguish the Recipient’s goods from the Provider’s goods.

SECTION 2.03. License Fee. Each Recipient shall pay a monthly gross license fee for its Shared Real Property as set out on Schedule E (each, a “Monthly License Fee”). The Monthly License Fee for each Shared Real Property shall be payable in advance on or before the first (1st) day of each calendar month of the term of the license. The Monthly License Fee for any period during the respective license term which is for less than one month shall be prorated.

SECTION 2.04. License Term. The license granted under this Article II will be effective as of immediately after the Distribution and will automatically expire at the earlier of (I) the end of the period set forth in Schedule E with respect to each Shared Real Property, or (II) the expiration date of the relevant underlying lease pertaining to each Shared Real Property (in which case the Provider shall provide to the Recipient written notice 30 days prior to such expiration).

SECTION 2.05. Access and Common Areas. Unless otherwise specified on Schedule E, the Recipient (including its Personnel) shall access the applicable Shared Real Property through existing employee entrances designated by the Provider. Access to any other areas (“Other Areas”) in, on or about the applicable Shared Real Property (including conference room(s), break area(s), designated smoking area(s), restroom(s), machine shop(s), shipping/receiving area(s) and cafeteria(s) other than to the extent located within the Shared Real Property) shall be as otherwise designated by the Provider

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in its reasonable discretion. Except as otherwise expressly provided herein, the Recipient shall not access any other areas.

SECTION 2.06. Compliance with Sellers’ Policies. The Recipient shall comply with the Provider’s reasonable policies and procedures, security requirements and rules and regulations with respect to the applicable Shared Real Property and the Recipient’s occupancy of such Shared Real Property. Such policies may be changed from time to time upon reasonable prior notice at the applicable Provider’s sole reasonable discretion.

SECTION 2.07. Insurance. Each Party agrees, during the term of this license, to cause its Recipients under this Article II to carry and maintain (i) commercial general liability insurance with a single combined liability limit of $5,000,000 per occurrence and (ii) workers compensation/employer’s liability insurance with a liability limit of $1,000,000 per occurrence, and in the case of the policies described in clauses (i) and (ii), naming the applicable Provider (and other parties as may be reasonably required) as an additional insured, against liability with respect to accidents occurring on, in or about the applicable Shared Real Property or arising out of the use and occupancy of such Shared Real Property by the Recipient and its Personnel and visitors. All such insurance policies shall contain a waiver of subrogation in the applicable Provider’s favor. The Parties acknowledge that the Providers shall have no responsibility to insure or actively maintain any Recipient’s personal property, including any Recipient’s equipment and trade fixtures, located in the Shared Real Property. Notwithstanding the aforesaid liability limits, said limits shall not diminish or otherwise impact or affect the obligations of the Parties and their Recipients hereunder. The policy(s) maintained by the applicable Recipient shall be issued by a company licensed to do business in the country where the Shared Real Property is located and the applicable Recipient shall deposit a certificate evidencing the same with the applicable Provider on or before the Effective Date. During the term of the license granted in Section 2.01, the applicable Providers under this Article II shall maintain insurance policies for the Shared Real Property as in effect as of the Effective Date.

SECTION 2.08. Surrender. Upon the expiration or termination of the license granted under this Article II, each Recipient shall, at its sole cost and expense, (i) remove their personal property, equipment, trade fixtures and other goods and effects, and repair any damage to the Shared Real Property resulting from such removal, and (ii) otherwise quit and deliver up the Shared Real Property peaceably and quietly and in as good order and condition as the same were in on the Distribution Date, reasonable wear and tear, damage by fire and the elements excepted. In the event any Recipient fails to repair and perform the aforementioned facilities restoration and otherwise deliver the Shared Real Property as set forth above, the Provider or any member of its Group shall have the right to make said reasonable repairs and reasonably perform such facilities restoration, charge such Recipient or any member of its Group the reasonable costs of such repairs and restoration, and such Recipient or any member of its Group shall reimburse the Provider or the member of its Group, as applicable, within thirty (30) days of receipt of invoice. Any property left in the Shared Real Property after the expiration

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or termination of the license granted under this Article II shall be deemed to have been abandoned and the property of the Providers to dispose of as the Providers deem expedient and at the sole cost and expense of the Recipients.

SECTION 2.09. License Rights. The rights granted herein in favor of each Recipient are in the nature of a license and shall not create any leasehold or other estate or possessory rights in Shared Real Property, and if the license granted under this Article II expires or is terminated, the Recipient shall vacate the Shared Real Property, and any occupancy or activity of the Recipient thereafter in the Shared Real Property shall be considered a trespass.

SECTION 2.10. Relocation. Each Provider shall have the right, at its cost, to relocate the applicable Recipient to other area(s) of each Shared Real Property by providing the Recipient reasonable advance notice, provided that such relocation does not reduce the rights of the Recipient or increase the obligations of the Recipient under this Agreement or unreasonably interrupt the day-to-day operations of the Recipient’s Business.

SECTION 2.11. Alterations. The Recipient shall not make any alterations, additions or improvements to the Shared Real Property.

SECTION 2.12. Controlling Provisions. In the event of a conflict between the terms of this Article II and any other provision in this Agreement with regard to the right to use the Shared Real Property specified in this Article II, the terms of Article II shall control. In the event of a conflict between the terms of this Agreement and the terms set forth on Schedule E attached hereto, the terms of Schedule E shall control.

ARTICLE III

LIMITATIONS

SECTION 3.01. General Limitations. Unless expressly provided otherwise herein: (i) the Providers shall be required to provide the Services hereunder only to the extent that such Services were provided to the applicable Business in the ordinary course prior to the Distribution Date and (ii) the Services provided by the Providers hereunder shall be available only for the purposes of conducting the applicable Business. Notwithstanding anything to the contrary in this Agreement, no Provider will be required to perform or cause to be performed any of the Services for the benefit of any other person other than the applicable Recipient or a member of such Recipient’s Group.

SECTION 3.02. Third-Party Limitations. (a) Nothing in this Agreement shall be deemed to require the provision of any Service by any Provider to any Recipient if the provision of such Service requires the consent, waiver or approval from, or notification to, any third party (including a Governmental Authority), whether under applicable Law, by the terms of any contract to which such Provider or other member of its Group is a party or otherwise, unless and until such consent, waiver or approval has

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been obtained or such notification has been made. Furthermore, each Party acknowledges and agrees that the Services provided by a Provider through third parties or using third party Intellectual Property are subject to the terms and conditions of any applicable agreements between the Provider of such Service and such third parties (such agreements, the “Third Party Agreements”). The Recipient will be responsible for obtaining, and shall pay all costs of obtaining, any consents, waivers or approvals and making any notifications that may be necessary (including under the Third Party Agreements or any new Third Party Agreements) to permit Services to be provided hereunder. Each Provider shall use commercially reasonably efforts to assist the Recipient in obtaining any necessary consent (including any necessary licenses, waivers or approvals and making any necessary notifications) in order to provide such Services under this Agreement (including with respect to the Third Party Agreements or any new Third Party Agreements; it being understood that each Recipient shall only be granted access to Third Party Agreements during the term of this Agreement, and upon expiration of the applicable service term shall procure its own standalone license with the applicable third party provider).

(b) The Provider will not be required to provide the Recipient access to such third party Intellectual Property or to use such third party Intellectual Property in the performance of Services if doing so would not be permitted by the applicable Third Party Agreements with such third parties.

SECTION 3.03. Compliance with Laws. (i) Neither Party shall provide, or cause to be provided, any Service to the extent that the provision of such Service would require such Party, the other members of its group or any of their respective Personnel to violate (a) any applicable Law, (b) any policies and/or procedures of such Party designed to respond to applicable Law, or (c) in any material respect, any other policies and/or procedures of such Party in existence on the Distribution Date. If a Party cannot provide a Service due to (c) above or because provision of such Service would require the consent, waiver or approval of any third-party (including a Governmental Authority) and such consent, waiver or approval has not been obtained prior to the Distribution, the Parties shall cooperate in good faith to identify an acceptable alternative arrangement to provide the affected Service sufficient for the purposes of the other Party and, if mutually agreed, the modified or alternative Service shall be added to the relevant Schedule and the Provider shall provide it pursuant to the terms of this Agreement; provided, that if the alternative arrangement results from (c) above, the Party providing such Service shall bear any additional costs resulting from such acceptable alternative arrangement.

SECTION 3.04. Force Majeure. The Parties shall use commercially reasonable efforts to provide, or cause to be provided, the Services without interruption. In the event that any Provider is wholly or partially prevented from, or delayed in, providing one or more Services, or one or more Services are interrupted or suspended, by reason of events beyond its reasonable control (including acts of God, act of Governmental Authority, act of the public enemy or due to fire, explosion, accident, floods, embargoes, epidemics, war, acts of terrorism, nuclear disaster, civil unrest and/or riots, civil commotion, insurrection, severe or adverse weather conditions, lack of or

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shortage of electrical power, malfunctions of equipment or software, or any other cause beyond the reasonable control of the Provider whose performance is affected by such event (each, a “Force Majeure Event”)), the Provider shall promptly give notice of any such Force Majeure Event to the Recipient and shall indicate in such notice the effect of such event on its ability to perform hereunder and the anticipated duration of such event. The Provider shall not be obligated to deliver the affected Services during such period, and the Recipient shall not be obligated to pay for any Services not delivered; provided that, for the duration of a Force Majeure Event, the Provider shall use commercially reasonable efforts to avoid or remove such Force Majeure Event, and shall use commercially reasonable efforts to resume its performance under this Agreement with the least practicable delay. If the suspension of the Provider’s performance continues for more than two (2) consecutive months as a result of a Force Majeure Event, the Recipient may terminate this Agreement with respect to the affected Service by giving written notice to the Provider.

SECTION 3.05. Title to Equipment; Management and Control; Reservation of Rights. (a) All procedures, methods, systems, strategies, tools, equipment, facilities and other resources used by any Provider in connection with the provision of Services (the “Equipment”) shall remain the property of such Provider and, except as otherwise provided herein, shall at all times be under the sole direction and control of such Provider.

(b) Except as otherwise expressly provided herein, management of and control over, the provision of the Services (including the determination or designation at any time of the Equipment, employees and other resources to be used in connection with the provision of the Services) shall reside solely with the Provider. All Personnel providing the Services will remain at all times, and be deemed to be, employees or representatives solely of the Provider responsible for providing such Services (or any parties performing the Services on its behalf) for all purposes, and not to be employees or representatives of the Recipient. Without limiting the generality of the foregoing, all labor matters relating to any employees of a Party shall be within the exclusive control of such Party, and the other Party shall take no action affecting such matters. Such Party shall provide for and pay the compensation and other benefits of such employees, including salary, health, accident and workers’ compensation benefits and all taxes and contributions which an employer is required to pay relating to the employment of employees. No Party shall be liable to the other Party or to any of its Personnel for such Party’s failure to perform its compensation, benefit or tax obligations. In no event shall either Party be obligated to maintain the employment of any specific employee; provided that such Party shall remain responsible for the performance of the Services in accordance with this Agreement.

SECTION 3.06. Interim Basis Only. Each Party acknowledges that the purpose of this Agreement is to provide Services to the other Party on an interim basis. Accordingly, at all times from and after the Distribution Date, each of Honeywell and AdvanSix shall, subject to the terms and conditions of this Agreement, use its respective commercially reasonable efforts to make or obtain any approvals, permits or licenses,

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implement any computer systems and take, or cause to be taken, any and all other actions necessary or advisable for it to provide the Services for itself as soon as practicable after the date hereof and terminate this Agreement with respect to each Service prior to the Term for such Service set forth herein.

ARTICLE IV

PAYMENT

SECTION 4.01. Fees. In connection with each Service, each Recipient shall pay to the Provider (a) the fees as set forth in the applicable Schedule with respect to such Service, (b) any third party fees, costs and expenses which are charged to the Provider in connection with provision of the Services to the Recipient; and (c) any other fees as agreed to by the Parties in writing (collectively, the “Fees”). At the option of the Provider, it may elect to have one of the members of its Group provide a Service hereunder and submit an invoice for the applicable Fees to the Recipient on its behalf.

SECTION 4.02. Extension of Services. If, for any reason, the provision of any Services or access to any Shared Real Property extends beyond the applicable service period or access period set forth in the Schedules attached hereto, the Fees payable each month beyond the initial service period or access period with respect to such Services or access to such Shared Real Property shall be automatically and permanently increased by ten percent (10%).

SECTION 4.03. Billing and Payment Terms. (a) All amounts due under this Agreement shall be billed and paid for in the following manner (i) each Party shall invoice the other Party on a monthly basis (such invoice to set forth a description of the Services provided and reasonable documentation to support the charges thereon (including, where applicable, reasonable documentation as to such Party’s cost allocation and third party costs in respect of such charges), which invoice and documentation shall be in the same level of detail and in accordance with the procedures for invoicing as provided to the Provider’s other businesses) for all Services that such Party delivered or caused to be delivered during the preceding month, (ii) each such invoice shall be payable within 30 days after the date of the invoice and (iii) payment of all invoices in respect of the Services provided hereunder shall be made in U.S. Dollars.

(b) If any invoice is not paid in full within sixty (60) days after the date of the invoice, interest shall accrue on the unpaid amount at the annual rate equal to the “Prime Rate” as reported on the thirtieth day after the date of the invoice in The Wall Street Journal (or, if such day is not a business day, the first business day immediately after such day), calculated on the basis of a year of 360 days and the actual number of days elapsed between the end of the thirty (30)-day payment period and the actual payment date.

(c) If there is a Dispute (as defined in Section 11.10) between the Parties regarding the amounts shown as billed to a Recipient on any invoice, the relevant Provider shall, upon the written request of such Recipient, furnish such reasonable documentation to

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substantiate the amounts billed including listings of the dates, times and amounts of the Services in question where applicable and practicable. Delivery of such documentation shall constitute written notice of a Dispute pursuant to Section 11.10, and the provisions of Section 11.10 shall apply to such Dispute. The Recipient may withhold any payments subject to a Dispute; provided, that any disputed payments, to the extent ultimately determined to be payable to the Provider, shall bear interest as set forth in Section 4.03(b).

SECTION 4.04. Sales Taxes. All consideration under this Agreement is exclusive of any sales, use, excise, transfer, value-added, goods or services, or similar Tax excluding all other Taxes, including Taxes based upon or calculated by reference to income, receipts or capital or withholding Taxes) imposed against or on Services (“Sales Taxes”) provided hereunder, and such Sales Taxes will be added to the Fees where applicable. Such Sales Taxes shall be separately stated on the relevant invoice to the Recipient. The Recipient shall be responsible for any such Sales Taxes and shall remit such Sales Taxes to the Provider (and such Provider shall remit such amounts to the applicable taxing authority); provided that (a) in the case of value-added Taxes, the Recipient shall not be obligated to pay such Taxes unless the Provider has issued to the Recipient a valid value-added tax (“VAT”) invoice in respect thereof, and (b) in the case of all Sales Taxes, the Recipient shall not be obligated to pay such Sales Taxes if and to the extent that the Recipient has provided any valid exemption certificates or other applicable documentation that would eliminate or reduce the obligation to collect and/or pay such Sales Taxes.

SECTION 4.05. No Offset. Except as set forth in Section 4.03(c), no Recipient shall withhold any payments to its Provider under this Agreement in order to offset payments due to such Recipient pursuant to this Agreement, the Separation Agreement, any Ancillary Agreement or otherwise, unless such withholding is mutually agreed by the Parties or is provided for in the final ruling of a court having jurisdiction pursuant to Section 11.10(c). Any required adjustment to payments due hereunder will be made as a subsequent invoice.

SECTION 4.06. Funding of Payroll. Payroll checks disbursed by or at the direction of Honeywell or a member of the Honeywell Group as part of the Services shall be funded in immediately available funds to an account as directed by Honeywell or such Group member on the day the checks are issued to employees of the Recipient; provided that the Recipient has received 48 hours’ advance written notice of the amount required. Direct deposit of payroll will be funded on payday (alternately referred to as the settlement date); provided that the Recipient has received 48 hours’ advanced written notice of the amount required.

SECTION 4.07. Customer Receipt Payments and Bank Account Transition Process. (a) For a period of twelve (12) months following the Distribution (“Customer Receipt Payment Period”), in the event any payments related to trade receivables intended for the AdvanSix Group or the Honeywell Group (the “Intended Payee”) is incorrectly received by any member of the other Group (the “Customer Receipt Payee”) such Customer Receipt Payee will, as soon as reasonably practicable, but

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in no event in more than 10 Business Days following receipt of such payment, send the applicable Intended Payee through wire transfer an amount equal to the value of such payment (each, a “Customer Receipt Payment”).

(b) For each Customer Receipt Payment, the Customer Receipt Payee must provide the applicable customer(s) payment details to allow the Intended Payee to identify the customer(s) and the related transaction(s) associated with the Customer Receipt Payment, including each customer’s name, accounts receivable account number and payment amount. On or prior to the Distribution Date, each Party shall provide the other Party with the relevant contact information of the persons to send this information.

(c) The Intended Payee will pursue corrections to the banking details internally. If payments are not being sent to the correct bank account of the Intended Payee within thirty (30) days following the Distribution, the Customer Receipt Payee will send a letter to the respective customer every month, informing the customer of the need to use the correct bank account as designated by the Intended Payee. If payments continue to be incorrectly sent for eleven (11) months after the Distribution, the Customer Receipt Payee and the Intended Payee will send a final joint letter one month prior to the expiration of the Customer Receipt Payment Period.

(d) Each Party agrees to not send the other Party any Customer Receipt Payments from customers found on the U.S. Treasury Office of Foreign Assets Control’s Specially-designated Nationals List or from any countries with which U.S. persons are prohibited from conducting business. Each Party agrees to not accept Customer Receipt Payments made in cash. Each Party agrees to immediately notify the other Party of any Customer Receipt Payments falling within the scope of this Section 4.07(d) and to cooperate with the other Party in taking any action recommended by the other Party in connection with such Customer Receipt Payments.

(e) All Customer Receipt Payments made by any Customer Receipt Payee to any Intended Payee hereunder shall be made by a wire transfer of immediately available funds in U.S. Dollars to a bank account designated in writing by the Intended Payee entitled to receive payment. Customer Receipt Payments may be bundled or sent on a per payment basis.

(f) All bank fees incurred for transmitting Customer Receipt Payments pursuant to this Section 4.07 will be paid by the Intended Payee and may be deducted from the applicable Customer Receipt Payments sent to the Intended Payee by the Customer Receipt Payee.

ARTICLE V

ACCESS AND SECURITY

SECTION 5.01. Access; Work Policy.

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(a) At all times during the Term, each Party shall provide, and shall cause its Affiliates and third parties to provide, the other Party and its Personnel reasonable ingress to and egress from its facilities and premises, and reasonable access to its equipment and Personnel, for any purpose connected with the delivery or receipt of Services hereunder, the exercise of any right under this Agreement or the performance of any obligations required by this Agreement. “Personnel” shall mean, with respect to any Party, the employees, directors, officers, agents, counsel, accountants, in-house attorneys, independent contractors and other professional consultants of (i) such Party, (ii) the Affiliates of such Party and (iii) any third parties engaged by such Party or its Affiliates to provide a Service.

(b) Each Party’s Personnel shall comply with the other Party’s safety and security regulations applicable to each specific site or facility while working at such site or facility. Except as otherwise agreed to by the Parties, each Party’s Personnel shall observe the working hours, working rules, and holiday schedules of the other Party while working on the premises of the other Party.

SECTION 5.02. Security Level; Additional Security Measures.

(a) The Parties shall work together to ensure that, when providing Services, they are each able to maintain their current level of physical and electronic security during the Term.

(b) Any Provider may take physical or information security measures that affect the manner in which Services are provided, so long as the substance or overall functionality of any affected Services remains the same as it was prior to the Distribution Date; provided, that the Recipient shall be given reasonable, prior written notice of any such physical or information security measures that are material.

SECTION 5.03. Security Breaches. In the event of a security breach that relates to the Services, the Parties shall, subject to any applicable Law, cooperate with each other regarding the timing and manner of (a) notification to their respective customers, potential customers, employees and/or agents concerning a breach or potential breach of security and (b) disclosures to appropriate Governmental Authorities.

SECTION 5.04. Systems Security. (a) If either Party or its Personnel will be given access to any of the computer systems or software of the other Party or any party performing the Services on its behalf (“Systems”) in connection with the performance of the Services, the accessing Party and its Personnel shall comply with all system security policies, procedures and requirements related to the Systems (as amended from time to time, the “Security Regulations”) in effect as of the Effective Date and of which such accessing Party or its Personnel has been reasonably informed, and will not tamper with, compromise or circumvent any security or audit measures employed by such the Party granting such access and its Personnel.

(b) Each Party and its Affiliates shall use commercially reasonable efforts to ensure that only those of their respective Personnel who are specifically authorized to

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have access to the Systems of the other Party gain such access, and to prevent unauthorized access, use, destruction, alteration or loss of information contained therein, including notifying its Personnel regarding the restrictions set forth in this Agreement and establishing appropriate policies designed to effectively enforce such restrictions.

(c) If, at any time, either Party determines that any Personnel of the other Party or its Affiliates has sought to circumvent, or has circumvented, its Security Regulations, that any unauthorized Personnel of the other Party or its Affiliates has accessed its Systems or that any Personnel of the other Party or its Affiliates has engaged in activities that may lead to the unauthorized access, use, destruction, alteration or loss of data, information or software, such Party shall immediately terminate any such Personnel’s access to the Systems and immediately notify the other Party.

(d) Honeywell, AdvanSix and their respective Personnel, shall access and use only those Systems, and only such data and information within such Systems to which it has been granted the right to access and use. Any Party shall have the right to deny the Personnel of the other Party access to such Party’s Systems, after prior written notice and consultation with the other Party, in the event the Party reasonably believes that such Personnel pose a security concern.

(e) A Party subject to a Change in Control (as defined below) shall permanently delete from its Systems and destroy all confidential Information pertaining to the other Party or its Affiliates and, at the request of such Party, provide evidence reasonably satisfactory to the other Party that such deletion and destruction has occurred. As used herein, a “Change in Control Transaction” means (i) the acquisition (whether by merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution, equity investment, joint venture or otherwise) by any person or group (or the shareholders of any person) of more than 50% of the assets of a Party and its subsidiaries, taken as a whole (based on the fair market value thereof), or assets comprising 50% or more of the consolidated revenues or EBITDA of a Party and its subsidiaries, taken as a whole, including in any such case through the acquisition of one or more subsidiaries of a Party or (ii) acquisition in any manner (including through a tender offer or exchange offer) by any  person or group (or the shareholders of any person) of more than 50% of a Party’s equity securities.

SECTION 5.05. Records and Inspection Rights. During the term of this Agreement and for seven (7) years thereafter or in accordance with their respective corporate records retention policies, whichever is longer, each Party agrees to maintain accurate records arising from or related to any Service provided hereunder, including accounting records and documentation produced in connection with the provision of any Service. Upon reasonable written notice from a Recipient, the applicable Provider shall make available to such Recipient or its Personnel (i) at such Recipient’s sole expense, reasonable access to or, at such Provider’s expense, copies of, the records with respect to such Service during regular business hours, and (ii) electronic copies of any such records (to the extent such records have not been migrated to the Recipient), in which case the Recipient shall reimburse the Provider for reasonable out-of-pocket expenses incurred in providing the Recipient with any such electronic records.

ARTICLE VI

CONFIDENTIALITY

SECTION 6.01. Confidential Information. Each Party hereby acknowledges that confidential Information of such Party or members of its Group may be exposed to the Personnel of the other Party or its Group as a result of the activities contemplated by this Agreement. Each Party agrees, on behalf of itself and its Affiliates, that such Party’s obligation to use and keep confidential such Information of the other Party or its Group shall be governed by Sections 7.01(c) and 7.08 of the Separation Agreement.

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ARTICLE VII

INTELLECTUAL PROPERTY AND DATA

SECTION 7.01. Ownership of Data and Intellectual Property. (a) Each Party shall own all data and information (i) provided by it to the other Party in connection with its receipt of Services or (ii) created by or for the other Party solely on behalf of it in relation to the provision of Services (collectively, “Service Receiver Data”).

(b) Upon the request of the Recipient, and at Recipient’s expense, any Service Receiver Data in possession of a Provider shall be promptly provided to the Recipient in the format in which such Provider maintains such data as of the time of such request; provided that the Provider may retain the relevant Service Receiver Data and provide a copy thereof to the Recipient: (i) if necessary for such Provider to continue to provide the Services during the Term; or (ii) if such Provider is unable to delete the Service Receiver Data from its archives using commercially reasonable efforts.

(c) All other data, information and Intellectual Property provided by each Party (including its Affiliates) and their respective licensors and information, content and software providers in connection with performance of the Services shall remain the property of such Party (or its Affiliates). Each Party hereby grants to the other Party and to its Affiliates and any third parties providing Services under this Agreement a nonexclusive, nontransferable, world-wide, royalty-free license, for the term of this Agreement, to use the Intellectual Property owned by the granting Party solely to the extent strictly necessary for the other Party to perform its obligations under, and for the granting Party to receive and use the Services as contemplated by, this Agreement, only to the extent of the interest held by the granting Party or its Affiliates.

(d) Subject to the terms of the Separation Agreement, each Provider acknowledges and agrees that it will acquire no right, title or interest (including any license rights or rights of use) to any work product resulting from the provision of Services hereunder for the Recipient’s exclusive use and such work product shall remain the exclusive property of the Recipient. To the extent title to any such work product vests in the Provider by operation of Law, each Party hereby assigns (and shall cause any such other Provider to assign) to the relevant Recipient all right, title and interest in and to such work product, and the Provider shall provide such assistance and execute such documents as the Recipient may reasonably request to assign to such Recipient all right, title and interest in and to such work product. Each Recipient acknowledges and agrees that it will acquire no right, title or interest (other than a non-exclusive, perpetual worldwide right of use) to any work product resulting from the provision of Services hereunder that is not for the Recipient’s exclusive use and such work product shall remain the exclusive property of the Provider.

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ARTICLE VIII

LIMITATION OF LIABILITY; DISCLAIMER OF WARRANTIES

SECTION 8.01. Limitation of Liabilities. (a) No Party or any of its Affiliates shall be liable (including any liability for the acts and omissions of its employees, agents and sub-contractors) to another Party or its Affiliates for Liabilities in connection with performing Services under this Agreement except with respect to direct damages arising out of such Party’s willful misconduct or gross negligence; provided that the foregoing limitation shall not apply to a Party’s breach of its obligations pursuant to Article IV or Article VI or to payments in respect of costs or expenses of third party service providers to the extent expressly provided in Section 1.04(b).

(b) Notwithstanding any other provision of this Agreement, no Party or any of its Affiliates shall be liable for any consequential, indirect or punitive damages or any damages that are not reasonably foreseeable or are speculative or remote, unless, in each case, such damages are recovered by a third party in a Third-Party Claim under Section 9.01 or Section 9.02 pursuant to an order entered against the indemnified Party or its Affiliates.

(c) Notwithstanding anything to the contrary in this Agreement, no Party or its Affiliates shall be liable for Liabilities incurred by the other Party or its Affiliates for any action taken or omitted to be taken by such first Party or its Affiliates under or in connection with this Agreement to the extent such action or omission arises from actions taken or omitted to be taken by, or the gross negligence or willful misconduct of, the other Party or its Affiliates or any authorized Personnel of the other Party or its Affiliates.

(d) Without limiting the rights under Section 11.10(d), in no event shall any Provider or its Affiliates be liable pursuant to Section 9.01 hereof for Liabilities in excess of the actual amounts payable by any Recipients or their Affiliates in connection with the Services provided hereunder plus an amount equal to the amount, if any, of any Insurance Proceeds or Third-Party Proceeds that are actually received by such Provider in accordance with Section 6.04 of the Separation Agreement, which shall apply, mutatis mutandis, herein.

SECTION 8.02. Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY EXPRESSLY DISCLAIMS, ANY AND ALL REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE SERVICES TO BE PROVIDED UNDER THIS AGREEMENT, INCLUDING WARRANTIES WITH RESPECT TO MERCHANTABILITY, OR SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT OF ANY SOFTWARE OR HARDWARE PROVIDED HEREUNDER, AND ANY WARRANTIES ARISING FROM COURSE OF DEALING, COURSE OF PERFORMANCE OR TRADE USAGE. NEITHER PARTY, AS A PROVIDER, MAKES ANY REPRESENTATION OR

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WARRANTY THAT ANY SERVICE COMPLIES WITH ANY LAW, DOMESTIC OR FOREIGN.

ARTICLE IX
INDEMNIFICATION

SECTION 9.01. Indemnification by the Provider. Subject to the terms of Article VIII and this Article IX, from and after the Distribution Date.

(a) AdvanSix in its capacity as a Provider and on behalf of each member of its Group in its capacity as a Provider, shall indemnify, defend and hold harmless the Honeywell Indemnitees from and against any and all Liabilities arising from or in connection with the willful misconduct or gross negligence of AdvanSix or any member of its Group, in their capacity as a Provider, in connection with the provision of the Services.

(b) Honeywell in its capacity as a Provider and on behalf of each member of its Group in its capacity as a Provider, shall indemnify, defend and hold harmless the AdvanSix Indemnitees from and against any and all Liabilities arising from or in connection with the willful misconduct or gross negligence of Honeywell or any member of its Group, in their capacity as a Provider, in connection with the provision of the Services.

SECTION 9.02. Indemnification by the Recipient. Subject to the terms of Article VIII and this Article IX, from and after the Distribution Date,

(a) AdvanSix in its capacity as a Recipient and on behalf of each member of its Group in its capacity as a Recipient, shall indemnify, defend and hold harmless the Honeywell Indemnitees from and against any and all Liabilities arising from or in connection with or by reason of this Agreement or any Services provided by a member of the Honeywell Group hereunder except to the extent such Liabilities arise out of or in connection with the willful misconduct or gross negligence of Honeywell or any member of its Group, in their capacity as a Provider, in connection with the provision of the Services.

(b) Honeywell in its capacity as a Recipient and on behalf of each member of its Group in its capacity as a Recipient, shall indemnify, defend and hold harmless the AdvanSix Indemnitees from and against any and all Liabilities arising from or in connection with or by reason of this Agreement or any Services provided by a member of the AdvanSix Group hereunder except to the extent such Liabilities arise out of or in connection with the willful misconduct or gross negligence of AdvanSix or any member of its Group, in their capacity as a Provider, in connection with the provision of the Services.

SECTION 9.03. Exclusive Remedies; Procedures. Without limiting the rights under Section 11.10(d), the remedies and indemnities expressly provided in Section 1.04(b) (with respect to payment of costs associated with replacement services), Article VIII and this Article IX of this Agreement shall be the sole and exclusive

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remedies of the Provider and its Affiliates and the Recipient and its Affiliates, as applicable, for any Liabilities of any kind or nature (including any diminution in value) regardless of the form of action through which such damages are sought (e.g., contract, warranty, tort (including negligence and strict liability) or otherwise) arising out of, in connection with or under this Agreement, or in respect of the Services or actions taken by, or omissions of, any Party in connection with the transactions contemplated hereby. The indemnification procedures in Section 6.05 of the Separation Agreement shall apply, mutatis mutandis, to any indemnification claim made under this Agreement.

ARTICLE X
TERM AND TERMINATION

SECTION 10.01. Term of Agreement. (a) Unless the Parties otherwise agree in writing, the term of this Agreement shall become effective on the Effective Date and shall remain in force until the earlier of (a) termination or expiration of all of the respective Terms and (b) termination in accordance with Section 10.02(a). “Term” shall mean, with respect to each of the Services or the license granted under Article II, the period of time beginning on the Effective Date and expiring on the date set forth in the applicable Schedule (it being understood that if such expiration date falls on any date other than the last day of the applicable month, the Recipient shall pay the Provider for the Services on a pro-rata basis with respect to such month), unless earlier terminated pursuant to Section 10.02(b). Notwithstanding anything to the contrary contained herein, if the Separation Agreement shall be terminated in accordance with its terms, this Agreement shall be automatically terminated and void ab initio with no further action by the Parties and shall be of no further force or effect. The obligation of any Party to make a payment for Services previously rendered shall not be affected by the expiration of the Term and shall continue until full payment is made.

(b) Notwithstanding Section 10.01(a), if a Provider does not complete any Project Work before the expiration of the Term, such Provider shall be required to continue the Project Work until its completion pursuant to the terms of Section 1.06.

SECTION 10.02. Termination. (a) Termination by Honeywell Group or AdvanSix. This Agreement may be terminated by either Party (the “Terminating Party”) upon written notice to the other Party (which notice, in case of material breach, shall specify the basis for such claim for breach of this Agreement), if:

(i) the other Party materially breaches this Agreement, the period for resolution of the Dispute relating to such breach set forth in Section 11.10(a) and (b) has expired and such breach is not cured, to the reasonable satisfaction of the Terminating Party, within thirty (30) days of written notice thereof; or

(ii) the other Party makes a general assignment for the benefit of creditors or becomes insolvent, or a receiver is appointed for, or a court approves reorganization or arrangement proceedings on, such Party.

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(b) Partial Termination. Except as otherwise described in the Schedules hereto, any Recipient may, on thirty (30) days’ written notice to the applicable Provider, terminate its receipt of any Service; provided, however, that the Recipient shall continue to pay the Fees in respect of such Service for up to sixty (60) days after delivery of such written notice to the extent the Provider is unable to terminate third party commitments in respect of such Service without penalty prior to such date. Any termination notice delivered by the Recipient shall specify in detail the Service or Services to be terminated, and the effective date of such termination. Effective upon the termination of such Service, an appropriate reduction will be made in the aggregate Fees charged to the Recipient (on a pro rata basis for terminations occurring during the middle of any monthly period, except to the extent that such Services require the Provider to make expenditures on a per month basis (in which case the reduction will be applied beginning from the following month)).

SECTION 10.03. Effect of Termination. In the event that this Agreement is terminated for any reason:

(a) Each Party agrees and acknowledges that the obligations of each Party to provide the Services, or to cause the Services to be provided, hereunder shall immediately cease. Upon cessation of the Provider’s obligation to provide any Service, the Recipient shall stop using, directly or indirectly, such Service.

(b) Upon request, each Party shall, and shall cause its Affiliates to, return to the other Party all tangible personal property and books, records or files owned by such other Party or its Affiliates and third parties and used in connection with the provision of Services that are in their possession as of the termination date.

(c) The following matters shall survive the termination of this Agreement, including the rights and obligations of each Party thereunder, in addition to any claim for breach arising prior to termination: Section 2.03, Section 2.08, Article IV, Section 5.05, Article VI, Article VII, Article VIII, Article IX, the last sentence of Section 10.01(a), Section 10.01(b), this Section 10.03 and Article XI (other than Section 11.12).

ARTICLE XI
MISCELLANEOUS

SECTION 11.01. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be provided in the manner set forth in the Separation Agreement.

SECTION 11.02. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon any such determination, any such

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provision, to the extent determined to be invalid, void or unenforceable, shall be deemed replaced by a provision that such court determines is valid and enforceable and that comes closest to expressing the intention of the invalid, void or unenforceable provision.

SECTION 11.03. Entire Agreement; Conflict with Separation Agreement. (b) This Agreement, the Separation Agreement, the other Ancillary Agreements and the Appendices, Exhibits and Schedules hereto and thereto contain the entire agreement between the Parties with respect to the subject matter hereof and supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the Parties with respect to the subject matter hereof other than those set forth or referred to herein or therein. The Parties agree that, in the event of a conflict between the terms of this Agreement and the Separation Agreement with respect to the subject matter hereof, the terms of this Agreement shall govern.

SECTION 11.04. Waivers. No failure or delay of any Party (or the applicable member of its Group) in exercising any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Waiver by any Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default.

SECTION 11.05. Third Party Rights. Except for the indemnification rights under this Agreement of any Honeywell Indemnitee or AdvanSix Indemnitee in their respective capacities as such, (a) the provisions of this Agreement are solely for the benefit of the Parties hereto and are not intended to confer upon any Person except the Parties hereto any rights or remedies hereunder and (b) there are no third-party beneficiaries of this Agreement and this Agreement shall not provide any third person with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.

SECTION 11.06. Assignability. This Agreement shall be assignable, in whole or in part, in accordance with the terms of Section 12.03 of the Separation Agreement.

SECTION 11.07. Binding Effect. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the successors and permitted assigns of the Parties hereto.

SECTION 11.08. Schedules. All Schedules attached hereto are incorporated herein and expressly made a part of this Agreement as though completely set forth herein. All references to this Agreement herein or in any of the Schedules shall be deemed to refer to this entire Agreement, including all Schedules.

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SECTION 11.09. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof.

SECTION 11.10. Dispute Resolution (a) In the event of any dispute, controversy or claim (a “Dispute”) arising out of or relating to this Agreement (other than any Sections of this Agreement that contain their own dispute resolution mechanics, to which this Section 11.10 shall not apply), the Service Coordinators shall meet (by telephone or in person) no later than five (5) business days after receipt of notice by a Party of a request for resolution of a Dispute. The Service Coordinators shall enter into negotiations aimed at resolving any such Dispute. If the Service Coordinators are unable to reach a mutually satisfactory resolution of the Dispute within ten (10) business days after receipt of notice of the Dispute, the Dispute shall be referred to an Executive Committee comprised of specified transition leaders (the “Executive Committee”) from Honeywell and AdvanSix. On or prior to the Distribution Date, each Party shall provide the other Party with the name and relevant contact information for its respective initial Executive Committee member, and either Party may replace its Executive Committee members at any time with other members of similar seniority by providing written notice in accordance with Section 11.01. The Executive Committee will meet (by telephone or in person) during the next ten (10) business days and attempt to resolve the Dispute. In the event that the Executive Committee is unable to resolve the Dispute, then the Parties shall retain all rights with respect to remedies hereunder.

(b) If Honeywell and AdvanSix fail to resolve a Dispute within the periods provided under Section 11.10(a), such dispute shall, at the request of either Party hereto (a “Mediation Request”), be submitted to non-binding mediation in accordance with the then current Model Procedure for Mediation of the CPR Institute for Dispute Resolution (“CPR”), except as modified herein. The mediation shall be held in New York, New York. The Parties shall have 20 days from receipt by a Party of a Mediation Request to agree on a mediator. If no mediator has been agreed upon by the Parties within 20 days of receipt by a Party (or Parties) of a Mediation Request, then any Party may request (on written notice to the other Parties), that the CPR appoint a mediator in accordance with the Procedure. All mediation pursuant to this clause shall be confidential and shall be treated as compromise and settlement negotiations, and no oral or documentary representations made by the Parties during such mediation shall be admissible for any purpose in any subsequent proceedings. No Party hereto shall disclose or permit the disclosure of any information about the evidence adduced or the documents produced by the other Parties in the mediation proceedings or about the existence, contents or results of the mediation without the prior written consent of such other Parties except in the course of a judicial or regulatory proceeding or as may be required by Law or requested by a Governmental Authority or securities exchange. Before making any disclosure permitted by the preceding sentence, the Party intending to make such disclosure shall give the other Parties reasonable written notice of the intended disclosure and afford the other Parties a reasonable opportunity to protect its interests. If the Dispute has not been resolved within 60 days of the

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appointment of a Mediator, or within 90 days of receipt by a Party of a Mediation Request (whichever occurs sooner), or within such longer period as the Parties may agree to in writing, then any Party may file an action on the Dispute in any court having jurisdiction in accordance with Section 11.10(c).

(c) Each Party irrevocably consents to the exclusive jurisdiction, forum and venue of the Commercial Division of the Supreme Court of the State of New York, New York County and the United States District Court for the Southern District of New York over any and all claims, disputes, controversies or disagreements between the Parties or any of their respective Subsidiaries, Affiliates, successors and assigns under or related to this Agreement or any document executed pursuant to this Agreement or any of the transactions contemplated hereby or thereby. Each of AdvanSix and Honeywell hereby agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 11.01, shall be effective service of process for any litigation brought against it in any such court. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT, THE SERVICES OR THE TRANSACTION CONTEMPLATED HEREBY.

(d) Notwithstanding anything herein to the contrary, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the affected Party shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at Law or in equity, and all such rights and remedies shall be cumulative. The other Party shall not oppose the granting of such relief on the basis that money damages are an adequate remedy. The Parties agree that the remedies at Law for any breach or threatened breach hereof, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at Law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived.

SECTION 11.11. Construction. The rules of interpretation set forth in Section 12.14 of the Separation Agreement are incorporated by reference into this Agreement, mutatis mutandis.

SECTION 11.12. Counterparts. This Agreement may be executed in one or more counterparts, all of which counterparts shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each Party and delivered to the other Party. This Agreement may be executed by facsimile or PDF signature and a facsimile or PDF signature shall constitute an original for all purposes.

SECTION 11.13. Relationship of the Parties. Expect as specifically provided herein, neither Party shall act or represent or hold itself out as having authority to act as an agent or partner of the other Party or in any way bind or commit the other Party to any obligations or agreement. Nothing contained in this Agreement shall be

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construed as creating a partnership, joint venture, agency, trust, fiduciary relationship or other association of any kind, each Party being individually responsible only for its obligations as set forth in this Agreement. The Parties’ respective rights and obligations hereunder shall be limited to the contractual rights and obligations expressly set forth herein on the terms and conditions set forth herein.

SECTION 11.14. Further Assurances. From time to time after the date hereof, without further consideration, each Party shall execute and deliver such formal license agreements as another Party may reasonably request to evidence any license provided for herein or contemplated hereby.

Signature Page Follows

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ADVANSIX inc.,

by

Name:
Title:

HONEYWELL INTERNATIONAL INC.,

by

Schedule A

Transition Services to be Provided by Honeywell

1.	Enterprise IT Services

	Provider:	Honeywell International Inc.
115 Tabor Road
Morris Plains, NJ 07950
Attention:
Telephone:

	Recipient:	AdvanSix Resins & Chemicals LLC
115 Tabor Road
Morris Plains, NJ 07950
Attention:
Telephone:

Services and Charges:	See Annex 1.

Term:	Each Honeywell Enterprise IT Service will be provided for up to 24 months from the Distribution Date, unless extended or earlier terminated, in whole or in part, in accordance with the relevant provisions of this Agreement.

Note:

Provider will perform the services described in the Description of Services.

All of the Services are subject to any licensing and/or other restrictions, imposed on Honeywell by software vendors, and all of the Services are subject to any and all agreements, contracts or commitments Provider has or may have with any third parties.

Description of Enterprise IT Services:

1. Application Hosting (AH) Backup: Administration of backup systems for the server environment. Major activities include supervision and technical support of the external device.

2. AH Backup – Core: Administration of disk storage space outside of the server environment. Major activities include supervision and technical support of the external device.

3. AH Cloud: Consumption of metered cloud usage outside of Provider’s environment. Major activities include data consumed, supervision and technical support of the external cloud usage.

4. AH Cloud – Connected Platform – Core: Consumption of metered cloud usage outside of the Honeywell environment. Major activities include data consumed, supervision and technical support of the external cloud usage.

5. AH Hardware Lease: Payment of lease costs of AH hardware such as server, enterprise computing appliance and workstation.

6. AH Hardware Maintenance: Administration of AH hardware maintenance by outsourced suppliers. Major activities include supervision and technical support.

S-1

7. AH IAM – Core: All support services required to manage day to day operations for LDAP and Active Directory accounts in a network environment. These services include, but are not necessary limited to, the following: account maintenance, directory synchronization, storage and maintenance.

8. AH IMAC: Functions performed by outsourced suppliers for standard or non-standard activity to either install, move, add or change equipment for a Provider project request.

9. AH Other: Administration of service requests requiring resource usage (specifically with respect to time and materials) for AH out of warranty by the outsource supplier. Administration of the distributed computing functions not addressed in previous categories by the outsource suppliers including software license renewals. Major activities include supervision, technical support, actual software license renewal, user account administration, account maintenance, access controls and management of profiles.

10. AH SAP Basis Support: Administration of the SAP function by the outsourced third party supplier. Major activities include supervision and technical support.

11. AH Shared Hosting: Administration of shared server and data base functions by the outsourced third party supplier. Major activities include supervision and technical support.

12. AH Software Maintenance: Payment of costs for license administration and maintenance of AH software by outsourced suppliers. Major activities include supervision, licensing and technical support.

13. AH Storage: Administration of AH storage by the outsource supplier.

14. AH Storage – GFS Core: Administration of AH storage, GFS core, by the outsource supplier.

15. AH Storage – Storage Core: Administration of storage, storage core by the outsource supplier.

16. AH Support: Functions performed by the outsourced supplier for service and labor of server and workstation services. Major activities include supervision and technical support.

17. Communication Services (CS) Collaboration Support: Microsoft Exchange and Active Directory support.

18. CS EVAN: Administration of the WAN router and LAN services router network function necessary to connect each site to the network by the outsource supplier. Major activities include supervision and technical support.

19. CS Hardware Lease: Payment of lease costs of AH hardware such as server, enterprise computing appliance and workstation.

20. CS Hardware Maintenance: Administration of AH hardware maintenance by outsourced suppliers. Major activities include supervision and technical support.

21. CS LEC: Administration of the local phone service. Major activities include supervision and technical support.

22. CS Long Distance: Administration of the long distance function by the outsource supplier. Major activities include supervision and technical support.

23. CS MACD: Perform functions by outsourced suppliers for standard or non-standard activity to either install, move, add or change equipment for a Provider project request

24. CS Other: Administration of the telecom functions not addressed in previous CS categories by the outsource suppliers. Major activities include supervision, technical support, user account administration, account maintenance, access controls and management of profiles

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25. CS Wireless LAN – Core: Administration of the wireless access, gateway, or function by the outsource supplier. Major activities include supervision, customer support, gateway administration, and technical support.

26. DT Desktop Support: Management and technical support for active desktop assets provided by outsource supplier.

27. DT Hardware Lease: Payment of costs for desktop and laptop leases, peripherals, early terms and buyouts.

28. DT Printer Services: Administration of print device leases, cost per copy, labor, early terms and buyouts. Major activities include management and technical support.

29. HD Helpdesk Calls: Administration of the helpdesk function by the outsource supplier. Major activities include supervision and technical support.

30. HD Helpdesk Calls – Core: Administration of the helpdesk function by the outsource supplier. Major activities include supervision and technical support.

31. Provider Connected Person: Provide all support services required to manage day to day operations for each connected person in a network environment. These services include, but are not necessary limited to, the following: LDAP and active directory account maintenance, directory synchronization, storage and maintenance; mail and messaging; Lync communication, account maintenance, directory synchronization, storage and maintenance.

32. Security Other – DLP Core: Administration of the information technology security functions not addressed in previous categories by outsourced suppliers. Major activities include supervision, technical support, user account administration, account maintenance, access controls and management.

33. Security Other – Firewall Core: Administration of the information technology security functions not addressed in previous categories by outsourced suppliers. Major activities include supervision, technical support, user account administration, account maintenance, access controls and management.

34. SS Cellular: Administration of the cellular function by the outsource supplier. Major activities include supervision and technical support.

35. SS PDA Administration of the remote access across functional PDA/MDM operations function by the outsource suppliers. Major activities include supervision, account maintenance and technical support

36. SAP, BW, Non-ERP Support: Application support with third-party supplier. Administration of the intellectual technology support for Enterprise Resource Planning (ERP) applications including Level 2 (L2) and Level 3 (L3) break/fix, technical support, user account administration, account maintenance, access controls and management.

37. SAP, BW, Non-ERP Support – Clone Addition: Application support with 3rd party supplier. Administration of the intellectual technology support for non-ERP applications including L2 and L3 break/fix, technical support, user account administration, account maintenance, access controls and management. This Service is in connection with the additional clone solution.

38. SAP, BW, Optivision – Clone Addition: Payment of additional infrastructure costs, including SAP Basis, on-going support and other hardware related maintenance and support charges for SAP, BW and Optivision applications, subject to Provider’s reasonable discretion.

39. SAP and Oracle L&M: Payment of license and maintenance (L&M) costs that are charged to

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the Strategic Business Unit via Provider.

40. Non-ERP Applications L&M: Payment of L&M costs in connection with third party vendors.

41. Site Support: Support for on-site activities through the outsourced on-site technical enterprise support provider (ESUP), RL Canning, consistent with the ESUP RL Canning support model.

42. Technical Support from PMT Service Delivery: Support from Provider’s Service Delivery (SD) staff, generally consistent with support Recipient receives as of the Distribution Date.

43. Depreciation of Software Assets: Payment of depreciation costs relating to software assets associated with major applications which will be used by Recipient during the Term.

44. ERP (O2C, P2P, SIOP, Financials, EH&S, PM, PS) Applications (including SAP, APO-DP, SAP PI, HP QC, Autosys, Elemica, Specification Database, SDS, DG, GLM, REACH, TSCA CDR, OSHA RMP, DHS CFATS, EHS, MSDS, Web Interface), ERP Analytics Applications (including SAP BW HANA, SAP Business Objects, SAP BEX): Management and administration of applications including necessary updates for regulatory and statutory compliance, security, subject matter expertise. Travel and Expenses (T&E) will be charged back to Recipient as required and incurred by Provider.

*Note: The Term and the limits of this Service is limited to licensing and/or other restrictions imposed on Provider by software vendors.

45. Commercial and Digital Customer Applications (including Salesforce.com, Marketing Websites on Rackspace, ROSI mobile app, Easy Maintenance mobile app, JDET Pricing Analysis DB): Management and administration of applications including necessary updates for regulatory and statutory compliance, security, subject matter expertise. T&E will be charged back to Recipient as required and incurred by Provider.

*Note: The Term and the limits of this Service is limited to licensing and/or other restrictions imposed on Provider by software vendors.

46. EH&S Applications Non-SAP (including 3E Ariel, IHS Essentials 7.5 Suite, Impact ERM, PAIR (Sharepoint CAPA Site), IHS Stature, OHM, LeakDas, TIPP, Safer Trace, Safer Realtime, Chemical Lookup Tool): Management and administration of applications including necessary updates for regulatory and statutory compliance, security, subject matter expertise. T&E will be charged back to Recipient as required and incurred by Provider.

*Note: The Term and the limits of this Service is limited to licensing and/or other restrictions imposed on Provider by software vendors.

47. Manufacturing and Engineering Non-SAP Applications (including Accolade, Aspen, Autodesk Suite (ACAD Mechanical, Inventor, Navisworks, Robot), Integraph suite (ICAS, InTools, PVElite, CADWorx, Tank, Caesar2, SmartPlant, MathCAD), Chemdoodle, ChemDraw, CHF Packout, MESF, Lactam Tracker, EMOC, Hopewell SQL LIMS 5.1, Chestefield SQL LIMS 5.1, Frankford SQL LIMS 5.1, Hopewell COA, LIMSLINK, BlueCielo Meridian, Meridium, NWA Quality Analyst, Pipeflo, PRVSuite, Unisim Design R410, Railcar Tracking, Railtrac, Yardmaster, Weighmaster, ITS Mobile (SAP), Vendor Qualification system, Apollo RCCA, Vocollect, ADCA, Optivision): Management and administration of applications including necessary updates for regulatory and statutory compliance, security, subject matter expertise. T&E will be charged back to Recipient as required and incurred by Provider.

*Note: The Term and the limits of this Service is limited to licensing and/or other restrictions imposed on Provider by software vendors.

48. Time and Attendance Applications (including Kronos): Management and administration of

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applications including necessary updates for regulatory and statutory compliance, security, subject matter expertise. T&E will be charged back to Recipient as required and incurred by Provider.

*Note: The Term and the limits of this Service is limited to licensing and/or other restrictions imposed on Provider by software vendors.

49. Trade Compliance Applications (Amber Road): Management and administration of applications including necessary updates for regulatory and statutory compliance, security, subject matter expertise. T&E will be charged back to Recipient as required and incurred by Provider.

*Note: The Term and the limits of this Service is limited to licensing and/or other restrictions imposed on Provider by software vendors.

50. Financial Reporting Applications (HFM) Licenses: Management and administration of applications including necessary updates for regulatory and statutory compliance, security, subject matter expertise. T&E will be charged back to Recipient as required and incurred by Provider. Support will be provided by Provider and corporate vendors.

*Note: The Term and the limits of this Service is limited to licensing and/or other restrictions imposed on Provider by software vendors.

51. Environment, Health and Safety Applications (including ETS): Management and administration of applications including necessary updates for regulatory and statutory compliance, security, subject matter expertise. T&E will be charged back to Recipient as required and incurred by Provider. Support will be provided by Provider and corporate vendors.

*Note: The Term and the limits of this Service is limited to licensing and/or other restrictions imposed on Provider by software vendors.

52. Procure to Pay Applications (including Dolphin, KOFAX, pCards): Management and administration of applications including necessary updates for regulatory and statutory compliance, security, subject matter expertise. T&E will be charged back to Recipient as required and incurred by Provider. Support will be provided by Provider and corporate vendors.

*Note: The Term and the limits of this Service is limited to licensing and/or other restrictions imposed on Provider by software vendors.

53. Order to Cash Applications (including Autobank, FCSM): Management and administration of applications including necessary updates for regulatory and statutory compliance, security, subject matter expertise. T&E will be charged back to Recipient as required and incurred by Provider. Support will be provided by Provider and corporate vendors.

*Note: The Term and the limits of this Service is limited to licensing and/or other restrictions imposed on Provider by software vendors.

54. Financial and Tax Applications (including SAP Global Risk and Compliance, CCH Tax Research, HFM Flex, Reuters, VAT T&E, e-Rec): Management and administration of applications including necessary updates for regulatory and statutory compliance, security, subject matter expertise. T&E will be charged back to Recipient as required and incurred by Provider. Support will be provided by Provider and corporate vendors.

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*Note: The Term and the limits of this Service is limited to licensing and/or other restrictions imposed on Provider by software vendors.

55. Knowledge Management Applications (including Documentum, Sharepoint, Nintex Forms and Workflow): Management and administration of applications including necessary updates for regulatory and statutory compliance, security, subject matter expertise. T&E will be charged back to Recipient as required and incurred by Provider. Support will be provided by Provider and corporate vendors.

*Note: The Term and the limits of this Service is limited to licensing and/or other restrictions imposed on Provider by software vendors.

56. Procurement Application (including TrackVia, DNB Supplier Risk Manager, Digital Forms, Remedy Tickets: Management and administration of applications including necessary updates for regulatory and statutory compliance, security, subject matter expertise. T&E will be charged back to Recipient as required and incurred by Provider. Support will be provided by Provider and corporate vendors.

*Note: The Term and the limits of this Service is limited to licensing and/or other restrictions imposed on Provider by software vendors.

57. Recipient Infrastructure Costs: Payment of Recipient’s direct infrastructure pass-thorough costs that are based on employee identification (EID) consumption, including desktop, mobile, printer and other EID based services.

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2.	Human Resources / Labor Services

	Provider:	Honeywell International Inc.
115 Tabor Road
Morris Plains, NJ 07950
Attention:
Telephone:

	Recipient:	AdvanSix Resins & Chemicals LLC
115 Tabor Road
Morris Plains, NJ 07950
Attention:
Telephone:

Services and Charges:	See Annex 1.

Term:	The Human Resources / Labor Services will be provided for up to 6 months from the Distribution Date, except to the extent that another period is expressly specified herein, or unless extended or earlier terminated, in whole or in part, in accordance with the relevant provisions of this Agreement.

Note:	Provider will perform the services described in the Description of Services.

All of the Services are subject to any and all agreements, contracts or commitments Provider has or may have with any third parties.

Description of Human Resources / Labor Services:

1. Payroll: Support in transferring payroll data from Provider to Recipient, process Recipient’s payroll for weekly and bi-weekly paychecks, including the delivery of such paychecks to Recipient’s employees, W-2 creation and access through March 31, 2017, provide Recipient’s employees with 800 phone number support relating to payroll, paychecks and deductions, access to live CSA support during service center hours, and provide appropriate and reasonable payroll reporting support until such time Recipient engages a third party payroll provider to provide such services. Additionally, Provider will provide payroll data to support the transitions contemplated by this Agreement and Recipient’s future provider of payroll services.

2. Staffing: US Direct Hire: Process and enter requisitions for direct hire positions, recruit candidates for such positions, make offers, and manage a portion of on-boarding candidates that are hired. Recipient’s direct hire positions services will be handled through a recruitment processing outsourcing relationship, Randstad SourceRight, with such services subject to that certain Statement of Work #1 dated January 1, 2013, under that certain Master Service Agreement dated December 1, 2012 by and between Provider and Randstad SourceRight. Provider will use a third party, Taleo, to provide the applicant tracking system Provider uses to manage job postings and applicant tracking and workflow movement throughout the staffing process.

3. Healthcare & Welfare Programs: For a period of 3 months beginning on the Distribution Date, Provider will provide Recipient’s employees with continued healthcare, inclusive of vision, dental, short term disability, long term disability, and family and medical leave coverage, including HSA/FSA administration, and call center support. Recipient’s employees will have the ability to

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view and access health, dental and vision coverage, deductible and out of pocket maximum continuation. Provider will administer support for all of Recipient’s employees who are covered immediately prior to the Distribution Date by Provider’s existing health, welfare and benefits programs and services through Provider’s existing call center and My Benefits resources. Recipient’s employees will be transitioned to Cigna with regard to health and welfare programs to allow both (A) family and medical leave, and (B) short term disability claims and tracking, with payments issued for short term disability.

4. Peoplesoft: Use of Provider’s Peoplesoft system to store Recipient’s employee and job records, with Recipient having the ability to make queries and retrieve data and reports from Provider’s Peoplesoft system as they relate to Recipient’s employees. Provider will ensure that the US payroll module is available during the Term. Additionally, Provider will maintain data flow to downstream systems, as reasonably required by Recipient; provided however, data maintenance will not be covered by this Service. Further, Provider will provide Recipient with access to HR Direct, to provide current employee view and self-service capability via HR Direct to Recipient’s employees, with Provider to ensure data changes take effect in Peoplesoft. Recipient will have the ability to update personal employee information in HR Direct; however, Recipient will not have the ability to use the Manager View or HRG View capabilities to perform any transactions. With regard to any Peopesoft queries that Recipient requires to be created, Provider will build such queries and develop and apply security for such queries; provided, however, Recipient must provide Provider with definitive descriptions of what population may access such queries (both public and private). Provider will support the onboarding process, which will programmatically send applicant data to Peopesoft for entry or update, or Provider will manually enter such data on behalf of Recipient. Provider, in its sole discretion, may allow certain of Recipient’s users to perform their own data entry into Peoplesoft for certain of Recipient’s populations, or Provider, in its sole discretion, may allow such of Recipient’s users to submit Smart Forms to the Provider’s Human Resources Data Administration mailbox to process with Peoplesoft. Provider and Recipient acknowledge and agree that joint transition project(s) will be required.

*Note: Peoplesoft and Provider will have access to all of Recipient’s and Recipient’s employees’ data on Peoplesoft.

5. Learning Hub Access: Access to Learning Hub for Recipient’s employees, who may self-enroll or be assigned, with all of Recipient’s employee’s Learning Hub records to be stored with Provider’s Learning Hub vendor, SuccessFactors(SAP); provided, however, Recipient may obtain such records, subject to Learning Hub’s terms and conditions. Additionally, Peoplesoft will direct Recipient’s employees to Learning Hub for use consistent with Provider’s past practices.

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3.	Financial Services

	Provider:	Honeywell International Inc.
115 Tabor Road
Morris Plains, NJ 07950
Attention:
Telephone:

	Recipient:	AdvanSix Resins & Chemicals LLC
115 Tabor Road
Morris Plains, NJ 07950
Attention:
Telephone:

Services and Charges:	See Annex 1.

Term:	The Financial Services will be provided for up to 12 months from the Distribution Date, unless extended or earlier terminated, in whole or in part, in accordance with the relevant provisions of this Agreement.

Note:	Provider will perform the services described in the Description of Services.

All of the Services are subject to any and all agreements, contracts or commitments Provider has or may have with any third parties.

Description of Financial Services:

1. Travel & Expense Processing – Travel and expense processing services consistent with those provided to Recipient prior to the Distribution Date, including corporate card services, travel and expense Help Desk services. Provider will also provide expense management support.

2. Customer-to-Cash Services – Services in connection with new account set-up and approvals, credit review of new customers, Order release and approvals, schedule of executive approval updates, collection of cash from customers, dispute management and escalation, reporting and forecasting of cash. Review credit and debit memos, identify/offset items as required, Statements are provided upon request to Customers for balancing and reconciliation purposes; Customer Orders that go on Credit Hold are reviewed for credit release. Investigate credit holds; negotiate/follow up with customers for payment. Work with the Customer Service and commercial team as required; Identify and contact Customers regarding past due accounts; Provide support and reporting to resolve all bankruptcy and other bad debt customer issues; Use commercially reasonable efforts to support all reasonable requests related to audits, including providing copies of invoices, proof of cash receipts and proof of receipt of payment and closing of specific invoices as long as Seller has access to those documents at Buyer’s locations.

3. Procure-to-Pay Services: Procure-to-pay services consistent with those provided to Recipient prior to the Distribution Date, including cash disbursements, creation and maintenance of vendor master, processing of purchase orders, document scanning services, mailroom services, invoice approval workflows, PO and non PO invoice processing, process vendor payments, vendor reconciliation, error resolution as required, vendor helpdesk services, supporting vendor interfaces and accruals and reporting; ; weekly fund settlement between Provider and Recipient.

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4. Record-to-Report Services: Record-to-report services consistent with those provided to Recipient prior to the Distribution Date, including monthly finance close processes, fixed asset accounting, consolidation of financial statements, enabling accurate and timely reporting of Recipient financial statements, HFM and SAP administrative support; provided, however, the close may be delayed up to 5 days initially compared to current state.

5. Cash Applications: Services in connection with the allocation of cash to receivables for closing balances (created pre-Distribution Date) on Provider’s books and records, the allocation of cash to receivables for invoices generated after the Distribution Date, the transition and training of Recipient’s service providers for the duration of the TSA, manual allocation employed in instances where Autobank tool may not be able to allocate cash automatically, this process is in place today and will continue for the duration of the TSA in the same manner as it is currently; weekly fund settlement between Provider and Recipient.

6. Accounting-to-Reporting Services – Shared accounting-to-reporting services for Recipient during the Term, pursuant to that certain shared services agreement with CapGemini / Genpact with Provider and CapGemini / Genpact and GFC providing shared services to Recipient, including accounting and accruals, SAP/FICO services including trouble shooting and monthly close, Monthly Consolidation and HFM, and support with monthly financials.

7. Financial Planning and Analysis (FP&A): FP&A support relating to Sales / OI Flash (WD2), cost management including OEF and indirect reporting (WD 5), raws forecast presentations (WD2), monthly Capex Uploads (WD5), AR and regional reporting (WD 7), Shipped not billed report (WD1).

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4.	Health, Safety & Environmental Services

Provider:	Honeywell International Inc.
115 Tabor Road
Morris Plains, NJ 07950
Attention:
Telephone:

Recipient:	AdvanSix Resins & Chemicals LLC
115 Tabor Road
Morris Plains, NJ 07950
Attention:
Telephone:

Services and Charges:	See Annex 1.

Term:	The Health, Safety & Environmental Services will be provided for up to 12 months from the Distribution Date, unless extended or earlier terminated, in whole or in part, with the relevant provisions of this Agreement.

Note:	Provider will perform the services described in the Description of Services.

All of the Services are subject to any and all agreements, contracts or commitments Provider has or may have with any third parties.

Description of Health, Safety & Environmental Services:

1. eMOC Software and Support: (Engineering Management of Change) access and support from Provider for electronic management of changes in processes for safety management.

2. Event Tracking System - Support and Metric: Access and support from Provider for incident reporting/tracking system. Recipient to continue to be able to report as well as receive reports, including metrics and weekly, monthly and annual cost of incidents during TSA period.

3. Remediation Management: Support from Honeywell remediation team for remediation at main facilities as well as ongoing Cogentrix Steam site remediation. This support may require participation and discussion in Recipient internal meetings.

4. Transportation Emergency Response: Access and support from Provider with respect to ChemTek Service for reporting incidents and Transportation ER for coordinating responses to incidents. Costs incurred by Provider from Chemtrec and Transportation ER, which are allocated to Recipient incidents will be passed on to Recipient.

5. Transportation Support & Emergency Response: Provider personnel to handle and manage call distribution and response coordination as well as support for transportation and Department of Transportation regulatory matters. Provider to be available to monitor Chemtrec calls and support transportation and Department of Transportation questions and concerns as they arise.

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5.	Sales Services

Provider:	Honeywell International Inc.
115 Tabor Road
Morris Plains, NJ 07950
Attention:
Telephone:

Recipient:	AdvanSix Resins & Chemicals LLC
115 Tabor Road
Morris Plains, NJ 07950
Attention:
Telephone:

Services and Charges:	See Annex 1.

Term:	The Sales Service will be provided for up to 3 months from the Distribution Date, unless extended or earlier terminated, in whole or in part, with the relevant provisions of this Agreement.

Note:	Provider will perform the services described in the Description of Services.

All of the Services are subject to any and all agreements, contracts or commitments Provider has or may have with any third parties.

Description of Sales Services:

1. Car Use for Recipient’s Sales Team: Use of those certain 12 vehicles owned by Provider that Recipient’s sales team uses as of the Distribution Date. Recipient may provide 1 months’ written notice to Provider in the event it desires to reduce the number of vehicles Recipient may use pursuant to this Agreement. The monthly charge for this Service will be reduced in the amount of $2,119 per month for each vehicle that is no longer in use by Recipient, with such reduction to be effective on a date which is 30 days after notice of reduction is delivered to Provider. In the event such reduction becomes effective between Provider’s invoices, the charges for such reduction shall be prorated. Recipient’s employees’ contribution toward such vehicles will be retained by Recipient and used to offset the costs for this Service.

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6.	Product Stewardship Services

Provider:	Honeywell International Inc.
115 Tabor Road
Morris Plains, NJ 07950
Attention:
Telephone:

Recipient:	AdvanSix Resins & Chemicals LLC
115 Tabor Road
Morris Plains, NJ 07950
Attention:
Telephone:

Services and Charges:	See Annex 1.

Term:	The Product Stewardship Services will be provided for up to 12 months from the Distribution Date, unless extended or earlier terminated, in whole or in part, with the relevant provisions of this Agreement.

Note:	Provider will perform the services described in the Description of Services.

All of the Services are subject to any and all agreements, contracts or commitments Provider has or may have with any third parties.

Description of Product Stewardship Services:

1. Reach Registration: Support to Only Representative in use of or access to REACH European registration system for sharing/accessing information regarding toxicity.

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7.	Operations & Manufacturing Services

Provider:	Honeywell International Inc.
115 Tabor Road
Morris Plains, NJ 07950
Attention:
Telephone:

Recipient:	AdvanSix Resins & Chemicals LLC
115 Tabor Road
Morris Plains, NJ 07950
Attention:
Telephone:

Services and Charges:	See Annex 1.

Term:	The Operations and Manufacturing Services will be provided for up to 6 months from the Distribution Date, unless otherwise provided herein, or unless extended or earlier terminated, in whole or in part, with the relevant provisions of this Agreement.

Note:	Provider will perform the services described in the Description of Services.

All of the Services are subject to any and all agreements, contracts or commitments Provider has or may have with any third parties.

Description of Operations & Manufacturing Services:

1. OT S&N General Support of Other OT Systems and Networks: Provide services in connection with: (A) Process Historian, Uniformance Process Studio, Remote Connectivity and other Basic OT Applications, and design, deploy, and provide day-to-day support and renewal of appropriate processes for managing the above described applications over their respective life-cycles, and provide services in connection with performance measurement of the above described applications, and implementation of upgrades, troubleshooting, root cause analysis and optimization of basic applications, and providing general technical support for the above-listed technologies, (B) OT Wireless Technology, including day-to-day support of existing wireless systems integral to the process control infrastructure of the site (One Wireless) and implementation of upgrades, troubleshooting, root cause analysis and optimization of OS software, (C) small control platforms, including configuring small Provider controllers and related computing devices, such as HC-900 and MasterLogic, preparing graphic displays and deployment of Human Machine Interfaces (HMI) for small controllers and assisting start-up and commissioning of sub-systems and devices controlled by small controllers and (D) training activities to Recipient in connection with each of the aforementioned services.

2. OT S&N Process Control Optimization and Advanced Applications: Provide services in connection with : (A) Process Variability Reduction (PVR), including planning and implementation of short-term and long-term work for PVR activities and for optimization of production processes through use of process control technology, which may include: identification of variability, testing of loop performance, loop tuning, instrument calibration and conditioning and other related variability reduction activities, (B) process optimization, including identification of opportunities for the

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deployment of intermediate and advanced process control applications in existing manufacturing plants, and scoping, design, implementation and optimization of new control applications for the manufacturing processes, using their existing automation platform, (C) Advanced Process Control (APC) Applications, including evaluating the economic benefits of advanced process control applications such as Multivariate Controls, Fuzzy Logic, Neural-Networks-based and other advanced control technologies; identifying necessary tasks and estimation of effort required to deploy APC; configuring and installing of APC’s; tuning of APC appropriate parameters for optimal performance; and monitoring of APC for continuous delivery of expected operational metrics, and (D) training activities to Recipient in connection with each of the aforementioned services.

3. OT S&N Capital Projects and Automation Step-Change Support: Provide services in connection with (A) basic engineering, including defining needs, evaluating alternatives and selection of all instrumentation devices, control strategies and infrastructure used to monitor and control new engineering systems, machinery and manufacturing processes, (B) detailed engineering, including design, installation, commissioning, optimization and continuous support of automation infrastructure used to monitor and control new engineering systems, machinery and manufacturing processes, which may include: (i) defining control strategies for continuous chemical processes: distillation columns, reactors, boilers, and similar processes, (ii) configuring of Distributed Control Systems (DCS) and related computing devices, (iii) preparing graphic displays and deployment of Human Machine Interfaces (HMI), (iv) continually optimizing the automation platform and systems to ensure process operations are conducted automatically to the full extent of their capabilities, and (v) training activities to Recipient in connection with each of the aforementioned services.

4. OT S&N Safety Engineering Services: Hazard Analysis, Risk Identification, Design of Safety Instrumented Systems Including Deployment and Life-Cycle Support: Provide services in connection with: (A) participating in teams tasked with the performance of hazardous operations analysis (HAZOP), process hazard analysis (PHA) and layers of protection analysis (LOPA) and generate guidance for the determination of appropriate automation-based mitigating remedies; (B) providing technical knowledge with respect to required safety automation codes and regulations applicable to manufacturing facilities and guide Recipient to achieve compliance, (C) preparing and managing organizational know-how documentation (standards and best engineering practices) on the design, implementation, testing and validation of all life-cycle activities associated with safety automation systems, (D) allocating appropriate safety layers for process risks identified in hazard analysis, through the definition of Instrumented Protective Functions (IPF) and Safety Instrumented Functions (SIF), (E) performing engineering calculations for the determination of Safety Integrity Levels (SIL) and analysis of optimal risk-reduction alternatives, (F) documenting the capture all required specifications of the safety layers of the automation systems: functional logic, reliability of devices, SIL calculations, testing procedures, protocols for installation, commissioning and validation, (G) providing technical expertise on scoping and estimation of safety automated systems to capital projects throughout all their development phases, (H) developing applications (programming) of safety-related logic, design and implement integration with Distributed Control Systems (DCS) and Human-Machine Interfaces (HMI), provide commissioning services and lead testing and validation activities for Safety Instrumented Systems (SIS), (I) delivering conceptual and detailed design of SIS fully compliant with IEC 61508 and 61511 standards (ANSI/ISA 84), including field instruments, actuators, logic solvers and interfaces to other systems, and (J) training activities to Recipient in connection with each of the aforementioned services.

5. OT S&N Process Controls Systems and Network Administration and Security: Provide services in connection with: (A) access control, including managing Recipient’s employees who are authorized to access, operate, and modify the following system computing components of Recipient: firewalls, gateways, switches, servers, workstations, and similar components, and the means to authenticate users and validate such users’ privileges, (B) change management, including controlling

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administrative and technical procedures for implementing modifications, upgrades, additions and deletions of all system components, with modifications concerning hardware, operating and configuration system software, third party software and documentation, (C) back-up and recovery, including organizing and implementing all activities required to ensure that system software, application software, configuration parameters and critical process data can be retrieved in the event of system faults, and be fully functional in the least amount of time possible, (D) data integrity, including managing all ancillary systems required to guarantee that the automation information is available as needed (e.g., UPS, encryption servers, anti-virus, patches and software version updates, and all other security activities, (E) performance monitoring, including managing all activities required to determine the operational conditions of the following system elements: CPU utilization, cache utilization, number of transactions, job waiting times, disk capacity utilization, system error messages, network traffic and load, I/O load, alarms, and similar system elements, (F) performance delivery, including confirming that the system delivers the availability and reliability required by the users, and that the expected performance does not degrade over time, which may require troubleshooting, root cause analysis, implementation of fixes and day-to-day improvement, and (G) training activities to Recipient in connection with each of the aforementioned services.

6. Estimation Support: Provide estimating function and Recipient’s continued access to such support.

7. AdvanSix Discipline Engineering Plant: Provide discipline engineering at a baseline level of support primarily in connection with plant maintenance and reliability functions.

8. Process Safety Consulting: Provide process safety strategy and methodology consulting, and support for release modeling training and validation.

9. Honeywell China GMS: Cause an engineer employed by Provider to be reasonable available in connection with certain projects, including HPW ATS and sulfite production projects, through completion of Global Mobility Services (GMS) assignment. The duration of the Honeywell China GMS service shall not exceed the limitations of current visa arrangements with GMS.

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8.	Procurement Services

Provider:	Honeywell International Inc.
115 Tabor Road
Morris Plains, NJ 07950
Attention:
Telephone:

Recipient:	AdvanSix Resins & Chemicals LLC
115 Tabor Road
Morris Plains, NJ 07950
Attention:
Telephone:

Services and Charges:	See Annex 1.

Term:	The Procurement Services will be provided for up to 6 months from the Distribution Date, except to the extent another period is expressly specified herein, or unless extended or earlier terminated, in whole or in part, with the relevant provisions of this Agreement.

Note:	Provider will perform the services described in the Description of Services.

All of the Services are subject to any and all agreements, contracts or commitments Provider has or may have with any third parties.

Description of Procurement Services:

1. Contractor Qualification System - ISNET World: Use of system for determining whether contractors meet the qualifications for to perform work on-site.

2. Competitive Bidding - Ariba E-Sourcing Events and E-Auction: For 18 months following the Distribution Date, support by Provider personnel to facilitate use of system that allows procurement team to e-source suppliers, including dissemination of requests for quotes or requests for proposals and e-auction platform for response to such requests.

3. Master Data Management (Buyer Support and Reporting): For 24 months following the Distribution Date, support via Provider’s procurement team handling all procurement data in IT applications, including internally maintained data and data maintained in Ariba. Additional support via Provider’s general buyer support team will be provided to the main procurement personnel of Recipient. Provider will supply Recipient with supplier-quality reporting metrics and associated reports for Recipient’s sites and suppliers.

S-17

9.	Customer Support Services

Provider:	Honeywell International Inc.
115 Tabor Road
Morris Plains, NJ 07950
Attention:
Telephone:

Recipient:	AdvanSix Resins & Chemicals LLC
115 Tabor Road
Morris Plains, NJ 07950
Attention:
Telephone:

Services and Charges:	See Annex 1.

Term:	The Customer Support Services will be provided for up to 6 months from the Distribution Date, except to the extent another period is expressly specified herein, or unless extended or earlier terminated, in whole or in part, with the relevant provisions of this Agreement.

Note:	Provider will perform the services described in the Description of Services.

All of the Services are subject to any and all agreements, contracts or commitments Provider has or may have with any third parties.

Description of Customer Support Services:

1. Customer Service Staffing: Provider’s customer service support based in Mexico will perform standard work-order to cash processes, including server testing. Additionally, such customer service support will train 5.7 full time equivalent employees of Recipient. As such full time equivalent employees, or any portion thereof, receives sufficient training, as Recipient determines, in its commercially reasonable discretion, the charges associated with such training will be reduced by $6,246.03 for each full time equivalent employee that has been sufficiently trained, or any portion thereof; provided, however, such reduction shall only take effect after Recipient delivers one months’ notice of such sufficient training to Provider.

2. Customer Support Master Data: Provider to provide SAP modular master data support for Recipient’s customer information, with Provider to make changes to customer data and customer pricing, and train Recipient’s customer service representatives in connection with changing customer data and customer pricing.

S-18

10.	Supply Chain / Logistics Services

Provider:	Honeywell International Inc.
115 Tabor Road
Morris Plains, NJ 07950
Attention:
Telephone:

Recipient:	AdvanSix Resins & Chemicals LLC
115 Tabor Road
Morris Plains, NJ 07950
Attention:
Telephone:

Services and Charges:	See Annex 1.

Term:	The Supply Chain / Logistics Services will be provided for the period provided herein, unless extended or earlier terminated, in whole or in part, in accordance with the relevant provisions of this Agreement.

All of the Services are subject to any and all agreements, contracts or commitments Provider has or may have with any third parties.

Description of Supply Chain / Logistics Services:

1. Regulatory Compliance for Transportation: For a period of 12 months beginning on the Distribution Date, provide regulatory oversight related to transportation compliance for Recipient’s private fleets (which include shipments by truck, rail or vessel). Services include obtaining and maintaining HAZMAT and DOT registrations for private fleets, maintaining necessary information in the Environmental Health and Safety module of SAP to support Recipient’s needs regarding transportation of dangerous goods, and educating Recipient with respect to any developments in regulations or policies relating to Recipient’s transportation. Such services may be provided by Provider or Currie Associates. Provider will manage the relationship between Recipient and Currie Associates.

2. Private Fleet Compliance: For a period of 6 months of the Distribution Date, subject to Provider’s contract with JJKeller, Provider will maintain and manage its contractual relationship with JJKeller such that JJKeller will continue to provide Recipient with private fleet compliance services and support.

S-19

11.	Legal / Contracts Services

Provider:	Honeywell International Inc.
115 Tabor Road
Morris Plains, NJ 07950
Attention:
Telephone:

Recipient:	AdvanSix Resins & Chemicals LLC
115 Tabor Road
Morris Plains, NJ 07950
Attention:
Telephone:

Services and Charges:	See Annex 1.

Term:	The Legal / Contracts Services will be provided for up to 18 months from the Distribution Date, or unless extended or earlier terminated, in whole or in part, with the relevant provisions of this Agreement.

Note:

1. Provider will perform the services described in the Description of Services.

2. All services are subject to any licensing and/or other restrictions imposed on Honeywell by software vendors, and all of the Services are subject to any and all agreements, contracts or commitments Provider has or may have with any third parties.

Description of Legal/Contracts Services:

1. Passport: Use of Passport platform, including legal matter management and legal spend management applications.

2. Thomson Reuter IP Manager: Use of system (or assistance via Honeywell user), including patent and trademark docketing, filing and prosecution progress/timelines and tracking of patent and trademark related payments.

3. WIDS: Use of system for preparing, documenting and filing invention disclosure statements.

4. HIPI: Use of system, including virtual file room for determining internal use of existing aging patents and offering for licensing to third-parties, and tracking licensing fees and income.

S-20

Annex 1 to Schedule A

Services and Charges

Service	Monthly Billing Amount (in US Dollars)	Applicable Notes (All Monthly Billing Amounts Stated Herein Are Fixed Amounts, Unless Otherwise Stated}

Enterprise IT Services:
1. AH Backup	$983.30
2. AH Backup – Core	$7,686.16
3. AH Cloud	$74.22
4. AH Cloud – Connected Platform – Core	$1,942.50
5. AH Hardware Lease	$7,369.61
6. AH Hardware Maintenance	$3,161.17
7. AH IAM – Core	$12,687.70	Variable and Dependent Costs
8. AH IMAC	$626.26
9. AH Other	$17,393.29
10. AH SAP Basis Support	$20,377.27
11. AH Shared Hosting	$2,604.23
12. AH Software Maintenance	$52,769.87
13. AH Storage	$2,020.03
14. AH Storage – GFS Core	$4,994.81
15. AH Storage – Storage Core	$11,469.09
16. AH Support	$7,035.62
17. CS Collaboration Support	$3.37	Variable and Dependent Costs
18. CS EVAN	$688.15
19. CS Hardware Lease	$17.47
20. CS Hardware Maintenance	$310.46
21. CS LEC	$805.31
22. CS Long Distance	$461.28
23. CS MACD	$570.71
24. CS Other	$78.12
25. CS Wireless LAN – Core	$1,291.00
26. DT Desktop Support	$1,370.71	Variable and Dependent Costs
S-21

27. DT Hardware Lease	$915.53	Variable and Dependent Costs
28. DT Printer Services	$718.10
29. HD Helpdesk Calls	$83.88	Variable and Dependent Costs
30. HD Helpdesk Calls – Core	$1,693.94	Variable and Dependent Costs
31. Honeywell Connected Person	$2,212.79	Variable and Dependent Costs
32. Security Other – DLP Core	$3,814.27
33. Security Other – Firewall Core	$9,613.30
34. SS Cellular	$3.12	Variable and Dependent Costs
35. SS PDA	$529.44	Variable and Dependent Costs
36. SAP, BW, Non-ERP Support	$47,655.04
37. SAP, BW, Non-ERP Support – Clone Addition	$19,985.00
38. SAP, BW, Optivision – Clone Addition	$55,785.86
39. SAP and Oracle L&M	$26,687.50
40. Non-ERP Applications L&M	$69,886.25
41. Site Support	$56,000.00
42. Technical Support from PMT Service Delivery	$53,382.00
43. Depreciation of Software Assets	$78,225.00
44. ERP (O2C, P2P, SIOP, Financials, EH&S, PM, PS) Applications (including SAP, APO-DP, SAP PI, HP QC, Autosys, Elemica, Specification Database, SDS, DG, GLM, REACH, TSCA CDR, OSHA RMP, DHS CFATS, EHS, MSDS, Web Interface), ERP Analytics Applications (including SAP BW HANA, SAP Business Objects, SAP BEX)	$126,874.97
45. Commercial and Digital Customer Applications (including Salesforce.com, Marketing Websites on Rackspace, ROSI mobile app, Easy Maintenance mobile app, JDET Pricing Analysis DB)	$26,250.00
46. EH&S Applications Non-SAP (including 3E Ariel, IHS Essentials 7.5 Suite, Impact ERM, PAIR (Sharepoint CAPA Site), IHS Stature, OHM, LeakDas, TIPP, Safer Trace, Safer Realtime, Chemical Lookup Tool)	$4,375.04
47. Manufacturing and Engineering Non-SAP Applications (including Accolade, Aspen, Autodesk Suite (ACAD Mechanical, Inventor, Navisworks, Robot), Integraph suite (ICAS, InTools, PVElite, CADWorx, Tank, Caesar2, SmartPlant, MathCAD), Chemdoodle, ChemDraw, CHF Packout, MESF, Lactam Tracker, EMOC, Hopewell SQL LIMS 5.1, Chestefield SQL LIMS 5.1, Frankford SQL LIMS 5.1, Hopewell COA, LIMSLINK, BlueCielo Meridian, Meridium, NWA Quality Analyst, Pipeflo, PRVSuite, Unisim Design R410, Railcar Tracking, Railtrac, Yardmaster, Weighmaster, ITS Mobile (SAP), Vendor Qualification system, Apollo RCCA, Vocollect, ADCA, Optivision)	$28,000.04
S-22

48. Time and Attendance Applications (including Kronos)	$2,625.00
49. Trade Compliance Applications (Amber Road)	$437.54
50. Financial Reporting Applications (including (HFM) Licenses	$936.25
51. Environment, Health and Safety Applications (including ETS)	$218.72
52. Procure to Pay Applications (including Dolphin, KOFAX, pCards)	$6,851.25
53. Order to Cash Applications (including Autobank, FCSM)	$11,777.50
54. Financial and Tax Applications (including SAP Global Risk and Compliance, CCH Tax Research, HFM Flex, Reuters, vAT T&E, e-Rec)	$39,690.00
55. Knowledge Management Applications (including Documentum, Sharepoint, Nintex Forms and Workflow)	$9,652.39
56. [Procurement Applications (including TrackVia, DNB Supplier Risk Manager, Digital Forms, Remedy Tickets)]	[TBD]
57. Recipient Infrastructure Costs	$117,254.17*

Total Enterprise IT Services	$960,925.57

* Recipient Infrastructure Costs Break-Down ( Recipient will be billed directly by Provider for the items listed below, in addition to any items listed in the above services and charges table for Enterprise IT Services):
A. CS Collaboration Support	$44.49	Variable and Dependent Costs
B. DT Desktop Support	$21,684.60	Variable and Dependent Costs
C. DT Hardware Lease	$24,223.82	Variable and Dependent Costs
D. DT Hardware Purchases	$78.75	Variable and Dependent Costs
E. HD Helpdesk Calls	$2,298.45	Variable and Dependent Costs
F. Provider Connected Person	$4,406.78	Variable and Dependent Costs
G. SS Air Card	$1,050.74	Variable and Dependent Costs
H. SS Calling Cards	$15.75	Variable and Dependent Costs
I. SS Cellular	$477.75	Variable and Dependent Costs
J. SS Pagers	$151.20	Variable and Dependent Costs
K. SS PDA	$13,255.80	Variable and Dependent Costs
L. AH Backup	$909.30
M. AH Hardware Lease	$17,289.30
N. AH Hardware Maintenance	$86.10
O. AH IMAC	$337.05
P. AH Other	$87.50
S-23

Q. AH Support	$562.80
R. CS Depreciation/Amortization	$211.05
S. CS EWAN	$853.13
T. CS Hardware Lease	$780.15
U. CS Hardware Maintenance	$1,410.15
V. CS LEC	$6,418.77
W. CS Long Distance	$2,833.95
X. CS MACD	$843.15
Y. CS Other	$3,544.62
Z. DT Printer Services	$13,399.05

Human Resources Services:
1. Payroll	$19,891.20
2. Staffing: US Direct Hire	$47,250.00
3. Healthcare & Welfare Programs	$12,765.90
4. Peoplesoft	$17,772.30
5. Learning Hub Access	$8,610.00

Total Human Resource Services	$106,289.40

Financial Services:
1. Travel & Expense Processing	$610.05
2. Customer-to-Cash Services	$16,322.25
3. Procure-to-Pay Services	$19,013.40
4. Record-to-Report Services	$19,337.85
5. Cash Applications	$3,499.65
6. Accounting-to-Reporting Services	$31,500.00
7. Financial Planning and Analysis	$2,625.00
Total Financial Services	$92,908.20

Health, Safety & Environment Services:
1. eMOC Software and Support	$787.50
2. Event Tracking System – Support and Metric	$1,575.00
3. Remediation Management	$1,155.00
4. Transportation Emergency Response	$787.50
5. Transportation Support & Emergency Response (Honeywell) Resource Support	$0.00*	Variable
S-24

Total Health, Safety & Environment Services	$4,305.00
* Third-party vendor bills Provider per-incident; Provider will charge-back Recipient for the cost of such services as such services are incurred.
Sales Services:
1. Sales Team Company Cars	$26,698.35

Total Sales Services	$26,698.35

Product Stewardship Services:
1. Reach Registration	$1,155.00

Total Product Stewardship Services	$1,155.00

Operating & Manufacturing Services:
1. OT S&N General Support of Other OT Systems and Networks	$0.00*
2. OT S&N Process Control Optimization and Advanced Applications	$0.00*
3. OT S&N Capital Projects and Automation Step-Change Support	$0.00*
4. OT S&N Safety Engineering Services: Hazard Analysis, Risk Identification, Design of Safety Instrumented Systems Including Deployment and Life-Cycle Support	$0.00*
5. OT S&N Process Controls Systems and Network Administration and Security	$0.00*	Variable
6. Estimation Support	$0.00*
7. AdvanSix Discipline Engineering Plant Support	$0.00*	Variable
8. Process Safety Consulting	$0.00*	Variable
9. Honeywell China GMS	$0.00**	Variable

Total Operating & Manufacturing Services	$ 0.00
*Billed on a $122.85 per hour basis.
**Billed on a $90.30 per hour basis, plus any charges, costs or fees relating to the national status of any of Provider’s employees.
S-25

Procurement Services:
1. Contractor Qualification System – ISNET World	$4,200.00
2. Competitive Bidding – Ariba E-Sourcing Events and E-Auction	$5,407.50
3. Master Data Management, Buyer Support and Reporting	$7,507.50

Total Procurement Services	$17,115.00

Customer Support Services:
1. Customer Support Master Data	$4,590.60
2. Customer Service Staffing	$32,791.50

Total Customer Support Services	$37,382.10

Supply Chain / Logistics Services:
1. Regulatory Compliance For Transportation	$5,888.40
2. Private Fleet Compliance	$1,092.00

Total Supply Chain/Logistics Services	$6,980.40

Legal / Contracts Services:
1. Passport Legal Billing and Matter Management	$945.00
2. Thompson Reuter IP Manager	$157.50
3. WIDS	$157.50
4. HIPI Virtual File Room	$420.00

Total Legal / Contracts Services	$1,680.00

S-26

Schedule B

Transition Services to be Provided by AdvanSix

1.	Operations & Manufacturing Services

	Provider:	AdvanSix Resins & Chemicals LLC
115 Tabor Road
Morris Plains, NJ 07950
Attention:
Telephone:

	Recipient:	Honeywell International Inc.
115 Tabor Road
Morris Plains, NJ 07950
Attention:
Telephone:

Services and Charges:	See Annex 1.

Term:	The Operations / Manufacturing Services will be provided for up to 6 months from the Distribution Date, except to the extent that another period is expressly specified herein, or unless extended or earlier terminated, in whole or in part, in accordance with the relevant provisions of this Agreement.

Note:	Provider will perform the services described in the Description of Services.

Description of Operations & Manufacturing Services:

1. Energy & Sustainability Program Management: Provide Energy and Sustainability Program Management support and services. Such support and services will be provided by Keith Togna, an employee of Provider.

2. Simulation Services: Provide Simulation Services and support. Such services and support will be provided by Jay Khare, an employee of Provider.

3. Support for Advanced Materials (AM), Orange Site and China Projects: Provide support for SP, Orange Site and China projects. Such support will be provided by Greg Cleotelis, with respect to general project, technical and permitting support at the Orange Site, and Adam Schuette, with respect to completing open Advanced Materials projects, including the Air Separation Module Project startup, phase 2 processes, and other Packaging and Composites packages. Each of Greg Cleotelis and Adam Schuette are employees of Provider.

4. Discipline Engineering Support: Provide discipline engineering support in connection with non-Provider Recipient projects and Provider will train and transition Recipient and Recipient’s employees to perform such support services on and after the Distribution Date. Such support shall be provided by Ken Twigg, Karold Loiterman, and Nitin Jasani, who are employees of Provider.
S-27

5. Project Controls Support: Provide Project Controls support and services in connection with non-Provider Recipient projects and Provider will train and transition Recipient and Recipient’s employees to perform such support services on and after the Distribution Date. Such support shall be provided by Darlene Hilt, Tammy Bobeau, Carrie Bouchee and Beverly Clarke, who are employees of Provider.

6. OT S&N General Support of Other OT Systems and Networks: Provide services in connection with: (A) Process Historian, Uniformance Process Studio, Remote Connectivity and other Basic OT Applications, and design, deploy, and provide day-to-day support and renewal of appropriate processes for managing the above described applications over their respective life-cycles, and provide services in connection with performance measurement of the above described applications, and implementation of upgrades, troubleshooting, root cause analysis and optimization of basic applications, and providing general technical support for the above-listed technologies, (B) OT Wireless Technology, including day-to-day support of existing wireless systems integral to the process control infrastructure of the site (One Wireless) and implementation of upgrades, troubleshooting, root cause analysis and optimization of OS software, (C) small control platforms, including configuring small Provider controllers and related computing devices, such as HC-900 and MasterLogic, preparing graphic displays and deployment of Human Machine Interfaces (HMI) for small controllers and assisting start-up and commissioning of sub-systems and devices controlled by small controllers and (D) training activities to Recipient in connection with each of the aforementioned services.

7. OT S&N Process Control Optimization and Advanced Applications: Provide services in connection with : (A) Process Variability Reduction (PVR), including planning and implementation of short-term and long-term work for PVR activities and for optimization of production processes through use of process control technology, which may include: identification of variability, testing of loop performance, loop tuning, instrument calibration and conditioning and other related variability reduction activities, (B) process optimization, including identification of opportunities for the deployment of intermediate and advanced process control applications in existing manufacturing plants, and scoping, design, implementation and optimization of new control applications for the manufacturing processes, using their existing automation platform, (C) Advanced Process Control (APC) Applications, including evaluating the economic benefits of advanced process control applications such as Multivariate Controls, Fuzzy Logic, Neural-Networks-based and other advanced control technologies; identifying necessary tasks and estimation of effort required to deploy APC; configuring and installing of APC’s; tuning of APC appropriate parameters for optimal performance; and monitoring of APC for continuous delivery of expected operational metrics, and (D) training activities to Recipient in connection with each of the aforementioned services.

8. OT S&N Capital Projects and Automation Step-Change Support: Provide services in connection with (A) basic engineering, including defining needs, evaluating alternatives and selection of all instrumentation devices, control strategies and infrastructure used to monitor and control new engineering systems, machinery and manufacturing processes, (B) detailed engineering, including design, installation, commissioning, optimization and continuous support of automation infrastructure used to monitor and control new engineering systems, machinery and manufacturing processes, which may include: (i) defining control strategies for continuous chemical processes: distillation columns, reactors, boilers, and similar processes, (ii) configuring of Distributed Control Systems (DCS) and related computing devices, (iii) preparing graphic displays and deployment of Human Machine Interfaces (HMI), (iv) continually optimizing the automation platform and systems to ensure process operations are conducted automatically to the full extent of their capabilities, and (v) training activities to Recipient in connection with each of the aforementioned services.

9. OT S&N Safety Engineering Services: Hazard Analysis, Risk Identification, Design of Safety
S-28

Instrumented Systems Including Deployment and Life-Cycle Support: Provide services in connection with: (A) participating in teams tasked with the performance of hazardous operations analysis (HAZOP), process hazard analysis (PHA) and layers of protection analysis (LOPA) and generate guidance for the determination of appropriate automation-based mitigating remedies; (B) providing technical knowledge with respect to required safety automation codes and regulations applicable to manufacturing facilities and guide Recipient to achieve compliance, (C) preparing and managing organizational know-how documentation (standards and best engineering practices) on the design, implementation, testing and validation of all life-cycle activities associated with safety automation systems, (D) allocating appropriate safety layers for process risks identified in hazard analysis, through the definition of Instrumented Protective Functions (IPF) and Safety Instrumented Functions (SIF), (E) performing engineering calculations for the determination of Safety Integrity Levels (SIL) and analysis of optimal risk-reduction alternatives, (F) documenting the capture all required specifications of the safety layers of the automation systems: functional logic, reliability of devices, SIL calculations, testing procedures, protocols for installation, commissioning and validation, (G) providing technical expertise on scoping and estimation of safety automated systems to capital projects throughout all their development phases, (H) developing applications (programming) of safety-related logic, design and implement integration with Distributed Control Systems (DCS) and Human-Machine Interfaces (HMI), provide commissioning services and lead testing and validation activities for Safety Instrumented Systems (SIS), (I) delivering conceptual and detailed design of SIS fully compliant with IEC 61508 and 61511 standards (ANSI/ISA 84), including field instruments, actuators, logic solvers and interfaces to other systems, and (J) training activities to Recipient in connection with each of the aforementioned services.

10. OT S&N Process Controls Systems and Network Administration and Security: Provide services in connection with: (A) access control, including managing Recipient’s employees who are authorized to access, operate, and modify the following system computing components of Recipient: firewalls, gateways, switches, servers, workstations, and similar components, and the means to authenticate users and validate such users’ privileges, (B) change management, including controlling administrative and technical procedures for implementing modifications, upgrades, additions and deletions of all system components, with modifications concerning hardware, operating and configuration system software, third party software and documentation, (C) back-up and recovery, including organizing and implementing all activities required to ensure that system software, application software, configuration parameters and critical process data can be retrieved in the event of system faults, and be fully functional in the least amount of time possible, (D) data integrity, including managing all ancillary systems required to guarantee that the automation information is available as needed (e.g., UPS, encryption servers, anti-virus, patches and software version updates, and all other security activities, (E) performance monitoring, including managing all activities required to determine the operational conditions of the following system elements: CPU utilization, cache utilization, number of transactions, job waiting times, disk capacity utilization, system error messages, network traffic and load, I/O load, alarms, and similar system elements, (F) performance delivery, including confirming that the system delivers the availability and reliability required by the users, and that the expected performance does not degrade over time, which may require troubleshooting, root cause analysis, implementation of fixes and day-to-day improvement, and (G) training activities to Recipient in connection with each of the aforementioned services.
S-29

2.	Procurement Services

	Provider:	AdvanSix Resins & Chemicals LLC
115 Tabor Road
Morris Plains, NJ 07950
Attention:
Telephone:

	Recipient:	Honeywell International Inc.
115 Tabor Road
Morris Plains, NJ 07950
Attention:
Telephone:

Services and Charges:	See Annex 1.

Term:	The Procurement Services will be provided for up to 1 month from the Distribution Date, except to the extent that another period is expressly specified herein, or unless extended or earlier terminated, in whole or in part, in accordance with the relevant provisions of this Agreement.

Note:	Provider will perform the services described in the Description of Services.

Description of Procurement Services:

1. Colonial Heights Natural Gas Supply: Administration of existing shared gas supply agreement servicing Recipient’s Colonial Heights location. Additionally, Provider will be responsible for such location’s receipt of appropriate gas supply, which shall be consistent with the gas supply provided to such location prior to the Distribution Date, and Provider will promptly pay any and all invoices relating to such shared gas supply agreement. Such shared gas supply agreement currently has an expiration date of October 31, 2016. Recipient will reimburse Provider for a portion of the actual costs of natural gas supply to the Colonial Heights location during the Term, consistent with the allocation of actual costs of natural gas supply between Recipient and Provider which exist as of the Distribution Date.
S-30

3.	Customer Support Services

	Provider:	AdvanSix Resins & Chemicals LLC
115 Tabor Road
Morris Plains, NJ 07950
Attention:
Telephone:

	Recipient:	Honeywell International Inc.
115 Tabor Road
Morris Plains, NJ 07950
Attention:
Telephone:

Services and Charges:	See Annex 1.

Term:	The Customer Support Services will be provided for up to 2 months from the Distribution Date, except to the extent that another period is expressly specified herein, or unless extended or earlier terminated, in whole or in part, in accordance with the relevant provisions of this Agreement.

Note:	Provider will perform the services described in the Description of Services.

Description of Customer Support Services:

1. MARS Project Support: Provide Recipient with, and make available to Recipient, 1 full time equivalent employee of Provider’s Customer Service staff, who will provide taxware support to Recipient in connection with Recipient’s MARS project. Recipient may provide written notice to Provider that it no longer requires this Service, and the charges relating to this Service shall be prorated.
S-31

4.	Supply Chain / Logistics Services

	Provider:	AdvanSix Resins & Chemicals LLC
115 Tabor Road
Morris Plains, NJ 07950
Attention:
Telephone:

	Recipient:	Honeywell International Inc.
115 Tabor Road
Morris Plains, NJ 07950
Attention:
Telephone:

Services and Charges:	See Annex 1.

Term:	The Supply Chain / Logistics Services will be provided for up to 4 months from the Distribution Date, except to the extent that another period is expressly specified herein, or unless extended or earlier terminated, in whole or in part, in accordance with the relevant provisions of this Agreement.

Note:	Provider will perform the services described in the Description of Services.

Description of Supply Chain / Logistics Services:

1. Rail Procurement: Provide rail procurement support through Richard Dodd (“Dodd”), an employee of Provider, and former employee of Recipient. Dodd will complete all of Recipient’s rail procurement work, as assigned by Recipient, and Dodd will train any of Recipient’s employees that are engaged to perform rail procurement support, or similar work, after the expiration of the Term.
S-32

Annex 1 to Schedule B

Services and Charges

Service	Monthly Billing Amount (in US Dollars)	Applicable Notes

Operating & Manufacturing Services:
1. Energy & Sustainability	$0.00*
2. Simulation Services	$0.00*
3. Support for Advanced Materials (AM), Orange Site and China Projects	$0.00*
4. Discipline Engineering Support	$0.00*
5. Project Controls Support	$0.00*
6. OT S&N General Support of Other OT Systems and Networks	$0.00*
7. OT S&N Process Control Optimization and Advanced Applications	$0.00*
8. OT S&N Capital Projects and Automation Step-Change Support	$0.00*
9. OT S&N Safety Engineering Services: Hazard Analysis, Risk Identification, Design of Safety Instrumented Systems Including Deployment and Life-Cycle Support	$0.00*
10. OT S&N Process Controls Systems and Network Administration and Security	$0.00*

Total Operating & Manufacturing Services	$ 0.00
*Variable, Billed on a $122.85 per hour basis.
Procurement Services:
1. Colonial Heights Natural Gas Supply	$1,050.00	Variable

Total Procurement Services	$1,050.00

S-33

Customer Support Services:
1. MARS Project Support	$6,558.30

Total Procurement Services	$6,558.30

Supply Chain / Logistics Services:
1. Rail Procurement	$4,200.00

Total Supply Chain/Logistics Services	$4,200.00

S-34

Schedule C

[Intentionally Omitted]

S-35

Schedule D

[Intentionally Omitted]

S-36

Schedule E

Shared Real Property

Provider:	Honeywell International Inc.
Global Real Estate
21925 Field Parkway, Suite 220
Deer Park, Illinois 60010
Attention: Rick Kriva, Vice President of Global Real Estate
Telephone:

Recipient:	AdvanSix Resins & Chemicals LLC
115 Tabor Road
Morris Plains, NJ 07950
Attention:
Telephone:
Term:	The Shared Real Property will be provided from 12 months from the Distribution, except to the extent that another period is expressly specified in this Schedule E with respect to any Shared Real Property described below, or unless earlier terminated, in whole or in part, in accordance with the relevant provisions of this Agreement.

Restrictions Applicable to the Shared Real Property	Recipient’s occupancy and use of the Shared Real Property is subject to any rules and restrictions Provider may impose from time to time, in its sole discretion (including, without limitation, with respect to use by Recipient and its Personnel of existing employee entrances). Further, Provider may restrict Recipient from occupying or using any part of any Shared Real Property described below if Provider determines, in its sole discretion, that such restriction is reasonably necessary for the conduct of Provider’s business.

Shared Real Property to be provided by Honeywell to AdvanSix:

●	Continued occupancy of, and access to, certain portions Provider’s Morris Plains, New Jersey location, commonly known as 115 Tabor Road, Morris Plains, NJ, including continued access to all of the “Common Areas”, as designated by Provider, in each case, solely for use as Recipient’s headquarters. Recipient’s right to occupy and access Provider’s Morris Plains location, as described herein, shall terminate on the earlier of: (A) 12 months after the Distribution Date, or (B) at such time as Provider determines that Recipient has adequately transitioned into its new headquarters. The Monthly License Fee for the Morris Plains location shall be $15,000.

●	Occupancy of, and access to, that certain 3,900 square foot portion of the research and development offices and laboratory space in Provider’s Morristown CTC, New Jersey location, commonly known as 101 Columbia Road, Morristown, NJ, for a
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Term of 12 months beginning on the Distribution Date, including access to all of the “Common Areas”, as designated by Provider, in each case, solely for use as Recipient’s research and development activities. Recipient’s right to occupy and access Provider’s Morristown CTC’s location, as described herein, shall terminate on the earlier of: (A) 12 months after the Distribution Date, or (B) at such time as Provider determines that Recipient has adequately transitioned into its new headquarters. The Monthly License Fee for the Morristown location shall be $9,750.

●	Continued occupancy of, and access to, certain portions of the office and laboratory space in Provider’s Shanghai, China location, commonly known as No. 430, Li Bing Road, Shanghai, China, for a term of 24 months beginning on the Distribution Date, including continued access to all of the “Common Areas”, as designated by Provider, in each case, solely for Recipient’s laboratory and general office activities. Recipient’s right to occupy and access Provider’s Shanghai location, as described herein, shall terminate on the earlier of: (A) 24 months after the Distribution Date, or (B) at such time as Provider determines that Recipient has adequately transitioned into its new headquarters. The Monthly License Fee for the Shanghai location shall be $30,000.
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